                                                                      EXHIBIT 99

OFFERING MEMORANDUM                                       STRICTLY CONFIDENTIAL

                                 $750,000,000
                             PanAmSat Corporation

                        $200,000,000 6% NOTES DUE 2003
                      $275,000,000 6 1/8% NOTES DUE 2005
                      $150,000,000 6 3/8% NOTES DUE 2008
                    $125,000,000 6 7/8% DEBENTURES DUE 2028

                                ---------------
                    Interest payable January 15 and July 15
                                ---------------

THE  6% NOTES DUE  2003 (THE  "2003 NOTES"), THE  6 1/8%  NOTES DUE 2005  (THE
 "2005 NOTES"), THE  6 3/8% NOTES DUE 2008 (THE "2008 NOTES")  AND THE 6 7/8%
  DEBENTURES DUE  2028 (THE  "2028 DEBENTURES," AND  TOGETHER WITH  THE 2003
   NOTES, THE 2005 NOTES AND THE  2008 NOTES, THE "SECURITIES") OF PANAMSAT
    CORPORATION, A  DELAWARE  CORPORATION ("PANAMSAT"  OR  THE "COMPANY"),
     WILL MATURE ON JANUARY 15, 2003,  JANUARY 15, 2005, JANUARY 15,  2008
     AND  JANUARY 15, 2028, RESPECTIVELY.  EACH SERIES OF THE  SECURITIES
      WILL  BE REDEEMABLE AS  A WHOLE OR  IN PART AT  THE OPTION  OF THE
       COMPANY AT ANY TIME, AT  A REDEMPTION PRICE EQUAL TO THE GREATER
        OF (I) 100% OF THE PRINCIPAL AMOUNT OF SUCH SECURITIES OR (II)
         THE SUM  OF THE  PRESENT VALUES  OF THE  REMAINING SCHEDULED
          PAYMENTS OF PRINCIPAL  AND INTEREST  THEREON DISCOUNTED  TO
          THE  DATE OF REDEMPTION ON A SEMIANNUAL  BASIS (ASSUMING A
           360-DAY YEAR CONSISTING  OF TWELVE 30-DAY MONTHS) AT THE
            TREASURY RATE (AS DEFINED HEREIN) PLUS 10 BASIS POINTS
             IN THE  CASE OF THE  2003 NOTES, 15  BASIS POINTS IN
              THE CASE OF THE 2005 NOTES, 20 BASIS POINTS IN  THE
               CASE OF THE 2008 NOTES AND 20 BASIS POINTS IN THE
               CASE  OF  THE  2028  DEBENTURES, PLUS,  IN  EACH
               CASE,  ACCRUED INTEREST  THEREON TO THE  DATE OF
               REDEMPTION.  THE SECURITIES SHALL NOT BE SUBJECT
               TO  ANY  SINKING FUND.  THE  SECURITIES WILL  BE
               UNSECURED  AND  WILL RANK  PARI  PASSU WITH  ALL
               OTHER  UNSECURED AND UNSUBORDINATED INDEBTEDNESS
               OF THE COMPANY.

SECURITIES SOLD TO QUALIFIED INSTITUTIONAL BUYERS IN RELIANCE ON RULE 144A WILL BE EVIDENCED BY ONE OR MORE GLOBAL SECURITIES IN FULLY REGISTERED FORM
 (THE "144A GLOBAL SECURITIES"). SECURITIES SOLD IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED
  (THE "SECURITIES ACT"), WILL BE EVIDENCED, SUBJECT TO CERTAIN EXCEPTIONS, BY ONE OR MORE GLOBAL SECURITIES IN FULLY REGISTERED FORM (THE "REGULATION
  S  GLOBAL SECURITIES" AND, TOGETHER  WITH THE 144A GLOBAL SECURITIES,  THE
   "GLOBAL SECURITIES"). THE GLOBAL SECURITIES WILL BE DEPOSITED WITH A CUSTODIAN FOR, AND WITH TITLE TO SUCH SECURITIES REGISTERED IN THE NAME
    OF THE NOMINEE OF, DTC IN NEW YORK, NEW YORK. BENEFICIAL INTERESTS IN THE SECURITIES REPRESENTED BY THE REGULATION S GLOBAL SECURITIES MAY
     ONLY BE HELD THROUGH MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, AS OPERATOR OF THE EUROCLEAR SYSTEM ("EUROCLEAR"),
     AND  CEDEL BANK,  S.A. ("CEDEL BANK").  BENEFICIAL INTERESTS  IN THE
      GLOBAL SECURITIES WILL BE SHOWN  ON, AND TRANSFERS THEREOF WILL  BE
      EFFECTED  ONLY   THROUGH,  RECORDS  MAINTAINED  BY   DTC  AND  ITS
       PARTICIPANTS (INCLUDING  EUROCLEAR  AND CEDEL  BANK).  SECURITIES
       SOLD TO  INSTITUTIONAL ACCREDITED INVESTORS  (AS DEFINED HEREIN)
       WILL  BE REPRESENTED BY DEFINITIVE SECURITIES  IN REGISTERED AND
        CERTIFICATED FORM. INSTITUTIONAL  ACCREDITED INVESTORS WHO  ARE
        NOT  QUALIFIED INSTITUTIONAL BUYERS (AS DEFINED  IN RULE 144A)
         WILL RECEIVE CERTIFICATES FOR  THE SECURITIES OWNED BY  THEM,
         WHICH CANNOT  THEN BE TRADED THROUGH  THE FACILITIES OF DTC,
          EXCEPT IN CONNECTION WITH A TRANSFER TO A QUALIFIED INSTITUTIONAL BUYER. IN THE EVENT THE SECURITIES SOLD IN
          OFFSHORE  TRANSACTIONS IN RELIANCE ON REGULATION S ARE NOT
           EVIDENCED BY  REGULATION  S GLOBAL  SECURITIES,  PHYSICAL
           DELIVERY  OF CERTIFICATES  REPRESENTING  SUCH SECURITIES
            WILL BE MADE. SEE "DESCRIPTION  OF THE SECURITIES--BOOK
            ENTRY; DELIVERY AND FORM" AND "TRANSFER  RESTRICTIONS."
             INTERESTS IN  GLOBAL  SECURITIES  WILL  TRADE IN  THE
             DEPOSITORY TRUST COMPANY, NEW YORK, NEW  YORK ("DTC")
             SAME-DAY  FUNDS  SETTLEMENT  SYSTEM,  AND  SECONDARY
             MARKET  TRADING  ACTIVITY WILL  THEREFORE  SETTLE IN
             IMMEDIATELY   AVAILABLE   FUNDS.  ALL   PAYMENTS  OF
             PRINCIPAL  AND INTEREST WILL BE  MADE BY THE COMPANY
             IN  IMMEDIATELY AVAILABLE FUNDS. SEE "DESCRIPTION OF
             THE SECURITIES--SAME-DAY SETTLEMENT AND PAYMENT."

  THE  COMPANY HAS AGREED TO  FILE AN EXCHANGE OFFER  REGISTRATION STATEMENT
     (AS  DEFINED  HEREIN)  OR,  UNDER  CERTAIN  CIRCUMSTANCES,  A  SHELF
        REGISTRATION  STATEMENT (AS  DEFINED  HEREIN),  PURSUANT TO  A
           REGISTRATION RIGHTS  AGREEMENT  (AS DEFINED  HEREIN).  IN
             THE  EVENT THAT  THE  COMPANY FAILS  TO COMPLY  WITH
                CERTAIN   OF   ITS   OBLIGATIONS   UNDER   THE
                REGISTRATION   RIGHTS  AGREEMENT,   ADDITIONAL
                INTEREST (AS  DEFINED HEREIN) WILL  BE PAYABLE
                ON  THE   SECURITIES.  SEE   "EXCHANGE  OFFER;
                REGISTRATION RIGHTS."
                                ---------------
THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES
 ACT. ACCORDINGLY, THE SECURITIES ARE BEING OFFERED AND SOLD ONLY TO (A) QUALIFIED INSTITUTIONAL BUYERS IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A AND
 (B) A LIMITED NUMBER OF INVESTORS THAT ARE INSTITUTIONAL "ACCREDITED INVESTORS" AS THAT TERM IS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER
  THE SECURITIES ACT AND THAT, PRIOR TO THEIR PURCHASE OF ANY SECURITIES, DELIVER TO THE INITIAL PURCHASERS (AS DEFINED HEREIN) A LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS AND (C) OUTSIDE THE UNITED STATES
  IN   COMPLIANCE  WITH  REGULATION   S.  FOR   A  DESCRIPTION  OF   CERTAIN
  RESTRICTIONS ON RESALE OR TRANSFER, SEE "TRANSFER RESTRICTIONS."
                                ---------------
             PRICE PER 2003 NOTE 99.936% AND ACCRUED INTEREST, IF ANY
             PRICE PER 2005 NOTE 99.411% AND ACCRUED INTEREST, IF ANY
             PRICE PER 2008 NOTE 99.751% AND ACCRUED INTEREST, IF ANY
          PRICE PER 2028 DEBENTURE   98.675% AND ACCRUED INTEREST, IF ANY
                                ---------------
  The Securities are offered, subject to prior sale, when, as and if accepted by the Initial Purchasers and subject to approval of certain legal matters by Latham & Watkins, counsel for the Initial Purchasers. It is expected that delivery of the Securities will be made on or about January 16, 1998 at the offices of Morgan Stanley & Co. Incorporated, New York, New York against payment therefor in immediately available funds.
                                ---------------
MORGAN STANLEY DEAN WITTER
                 DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION
                                                           SALOMON SMITH BARNEY
CITICORP SECURITIES, INC.
                        BANCAMERICA ROBERTSON STEPHENS
                                                              J.P. MORGAN & CO.
January 13, 1998

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SPECIFICALLY, THE INITIAL PURCHASERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PRIVATE PLACEMENT."

  THIS CONFIDENTIAL OFFERING MEMORANDUM (THE "OFFERING MEMORANDUM") DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES PLACED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE AN OFFERING OR A SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE SECURITIES, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

  NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE BY THE INITIAL PURCHASERS AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN, AND NOTHING CONTAINED IN THIS OFFERING MEMORANDUM IS, OR SHALL BE RELIED UPON AS, A PROMISE OR REPRESENTATION, WHETHER AS TO THE PAST OR THE FUTURE. THE INITIAL PURCHASERS HAVE NOT INDEPENDENTLY VERIFIED ANY OF SUCH INFORMATION AND ASSUME NO RESPONSIBILITY FOR ITS ACCURACY OR COMPLETENESS.

  NONE OF THE COMPANY, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE REPRESENTATIVES IS MAKING ANY REPRESENTATION TO ANY OFFEREE OR PURCHASER OF THE SECURITIES OFFERED HEREBY REGARDING THE LEGALITY OF AN INVESTMENT BY SUCH OFFEREE OR PURCHASER UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS. EACH INVESTOR SHOULD CONSULT WITH HIS OWN ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THE SECURITIES.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING, NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

  This Offering Memorandum is highly confidential and has been prepared by the Company solely for use in connection with the proposed placement of the Securities. The Company and Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc, Citicorp Securities, Inc., BancAmerica Robertson Stephens and J.P. Morgan Securities Inc. (the "Initial Purchasers") reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than all of the Securities offered hereby. This Offering Memorandum is personal to the offeree to whom it has been delivered by the Initial Purchasers and does not constitute an offer to any other person or to the public generally to subscribe for or otherwise acquire the Securities. Distribution of this Offering Memorandum to any person other than the offeree and those persons, if any, retained to advise such offeree with respect thereto is unauthorized, and any disclosure of any of its contents, without the prior written consent of the Company, is prohibited. Each offeree, by accepting delivery of this Offering Memorandum, agrees to the foregoing and to make no photocopies of this Offering Memorandum or any documents referred to herein and, if the offeree does not purchase Securities or the placement is terminated, to return this Offering Memorandum and all documents referred to herein to: Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036,
Attention: Prospectus Department.

  Each person receiving this Offering Memorandum acknowledges that (i) such person has been afforded an opportunity to request from the Company and to review, and has received, all additional information considered by it to be necessary to verify the accuracy of, or to supplement, the information contained herein, (ii) such person has not relied on the Initial Purchasers or any person affiliated with the Initial Purchasers in connection with its investigation of the accuracy of such information or its investment decision and (iii) no person has been authorized to give any information or to make any representation concerning the Company or the Securities other than as contained herein, and information given by duly authorized officers and employees of the Company in connection with investors' examination of the Company and the terms of the offering and, if given or made, any such other information or representation should not be relied upon as having been authorized by the Company or the Initial Purchasers.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC").

  Reports, proxy statements and other information filed by the Company with the SEC can be inspected, without charge, and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC also maintains a site on the Internet at <http://www.sec.gov> that contains reports, proxies and other information regarding registrants that file electronically with the SEC, and certain filings by the Company are available at such web site. Copies of such materials also can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the SEC are incorporated herein by reference and shall be deemed to be a part hereof: (1) the Company's Quarterly Reports on Form 10-Q/A-1 for the quarters ended June 30, 1997 and September 30, 1997; (2) the Company's Registration Statement on Form S-4 dated April 18, 1997 (Registration No. 333-25293) (the "Registration Statement"); (3) the Company's Current Report on Form 8-K dated May 30, 1997; and (4) the Company's Current Report on Form 8-K/A dated June 5, 1997.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the sale to the Initial Purchasers of all Securities offered hereby shall be deemed to be incorporated by reference in this Offering Memorandum and to be a part hereof from the date of filing of such documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Memorandum to the extent that a statement contained herein or in any document subsequently incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Memorandum.

  The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Offering Memorandum has been delivered, on written or oral request, a copy of any and all of the documents incorporated in this Offering Memorandum by reference, other than exhibits to such documents not specifically incorporated by reference therein. Requests for such copies should be directed to the Investor Relations Department, PanAmSat Corporation, One Pickwick Plaza, Greenwich, Connecticut 06830 (tel.:
(203) 622-6664).

                          FORWARD-LOOKING STATEMENTS

  This Offering Memorandum, including the documents that are incorporated by reference as set forth in "Available Information" and "Incorporation of Certain Documents by Reference," contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on management's beliefs and assumptions, based on information currently available to management and are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company set forth (1) under "Business" and "Management's Discussion and Analysis" in each Quarterly Report on Form 10-Q/A-1 and in the Registration Statement incorporated by reference into this document and (2) in this document and the documents incorporated herein by reference preceded by, followed by, or that include, the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

  Forward-looking statements are not guarantees of performance. The future results of the Company may differ materially from those expressed in such forward-looking statements. Many of the factors that will determine these results are beyond the ability of the Company to control or predict. Prospective holders of the Securities are cautioned not to put undue reliance on any forward-looking statements.

  Prospective holders of the Securities should understand that the following important factors, in addition to those discussed herein and elsewhere in the documents which are incorporated by reference herein, could affect the future results of the Company and could cause results to differ materially from those expressed in such forward-looking statements: (i) successful launch of the satellites on their anticipated schedules, (ii) continued functionality of the existing in-orbit satellites, (iii) future economic and competitive conditions in the regional, national and global markets in which the Company competes,
(iv) success in obtaining necessary regulatory approvals and licenses, (v) continued ability to fund capital programs and meet debt obligations, (vi) successful resolution of material pending litigation matters and (vii) continued employment of Frederick A. Landman, the Company's President and Chief Executive Officer, Carl A. Brown, Executive Vice President, and Lourdes Saralegui, Executive Vice President. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company's control.

                               ----------------

                               TABLE OF CONTENTS

                                    PAGE
                                    ----
Available Information..............   4
Incorporation of Certain Documents
 by Reference......................   4
Forward-Looking Statements.........   4
The Company........................   6
Use of Proceeds....................  11
Capitalization.....................  12
Selected Historical Financial
 Information of PanAmSat
 International.....................  13
Selected Historical Financial
 Information of Galaxy and
 PanAmSat..........................  15

                                      PAGE
                                      ----
Pro Forma Financial Information.....   16
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   22
Description of the Securities.......   24
Exchange Offer; Registration
 Rights.............................   32
Certain United States Federal Income
 Tax Considerations.................   34
Private Placement...................   37
Transfer Restrictions...............   38
Legal Matters.......................   40
Independent Accountants.............   40

                                  THE COMPANY

GENERAL

  PanAmSat is the largest commercial provider of global satellite-based communications services. PanAmSat commenced operations on May 16, 1997 upon the merger (the "Merger") of PanAmSat International Systems, Inc. (then operating under its previous name, PanAmSat Corporation) ("PanAmSat International") and the Galaxy Satellite Services division ("Galaxy") of Hughes Communications, Inc. ("HCI") with Galaxy as acquiror. As a result of the Merger and the consummation of a separate but related stock contribution, HCI became the owner of approximately 71.5% of the outstanding shares of Common Stock, par value $.01 per share, of PanAmSat (the "PanAmSat Common Stock"). The Company is a leading distributor of television programming to network, cable and other redistribution sources in the United States, Latin America, Africa, south Asia and the Asia-Pacific region. PanAmSat's global network of 17 satellites (excluding Brasilsat A1), seven technical ground facilities and more than 400 professionals on five continents enable the Company to provide state-of-the-art video distribution and telecommunications services for customers worldwide. Currently, an aggregate of more than 120 million households worldwide daily receive television programming carried by PanAmSat satellites. PanAmSat satellites also serve as the transmission platforms for six planned or operational direct-to-home television ("DTH") services worldwide, including Galaxy Latin America and Sky Latin America; Showtime (Middle East); and MultiChoice and the South African Broadcasting Corp. (South Africa). The Company also provides satellite services and related technical support for live transmissions for news and special events coverage. PanAmSat's broadcasting customers include the BBC, China Central Television, Disney, NHK, Time Warner and Viacom.

  In addition, PanAmSat provides satellite services to telecommunications carriers, corporations and Internet service providers for the provision of satellite-based communications networks, including private corporate networks employing very small aperture antennas ("VSATs") and international access to the U.S. Internet backbone. Currently, more than 100,000 VSATs worldwide relay communications over PanAmSat satellites, and Internet service providers in 29 countries access the U.S. Internet backbone via PanAmSat satellites. PanAmSat's telecommunications customers include Citicorp, Hughes Network Systems, ImpSat, MCI and Telstra.

  The following tables describe the Company's operational and anticipated fleet of satellites:

                             SUMMARY SATELLITE DATA

OPERATIONAL SATELLITES

                          PAS-1                  PAS-2                 PAS-3                 PAS-4                PAS-5
                   --------------------  --------------------- --------------------- --------------------- -------------------
 Region Covered..     Atlantic Ocean         Pacific Ocean        Atlantic Ocean         Indian Ocean        Atlantic Ocean
 Satellite.......        GE 3000                HS 601                HS 601                HS 601               HS 601
 Expected End of
  Useful
  Life(2)........          2001                  2009                  2008                  2011                2012(3)
 Orbital
  Location.......    45(degrees) W.L.      191(degrees) W.L.     43(degrees) W.L.    68.5(degrees) E.L.(4)  58(degrees) W.L.
 Transponders(5)
 Ku-band(6)......       6 @ 72 MHz            12 @ 54 MHz           12 @ 54 MHz           16 @ 27 MHz          24 @ 36 MHz
                                              4 @ 64 MHz            4 @ 64 MHz            6 @ 54 MHz
                                                                                          2 @ 64 MHz
 C-band(7).......       6 @ 72 MHz            12 @ 54 MHz           12 @ 54 MHz           12 @ 54 MHz          24 @ 36 MHz
                       12 @ 36 MHz            4 @ 64 MHz            4 @ 64 MHz            4 @ 64 MHz
 Usable
  Bandwidth(8)...       1,296 MHz              1,808 MHz             1,808 MHz             1,768 MHz            1,728 MHz
 Output Power(9)
 Ku-band.........      6 @ 16 Watts          16 @ 63 Watts         16 @ 63 Watts         24 @ 60 Watts        18 @110 Watts
                                                                                                              6 @ 60 Watts
 C-band..........      6 @ 16 Watts          16 @ 30 Watts         16 @ 34 Watts         16 @ 30 Watts        24 @ 50 Watts
                      12 @ 8.5 Watts
 Total Output
  Power..........       294 Watts             1,488 Watts           1,552 Watts           1,920 Watts          3,540 Watts
                        GALAXY I-R           GALAXY III-R            GALAXY IV             GALAXY V             GALAXY VI
                   --------------------  --------------------- --------------------- --------------------- -------------------
 Region Covered..     United States         Latin America/         United States         United States        United States
                                             United States
 Satellite.......         HS 376                HS 601                HS 601                HS 376               HS 376
 Expected End of
  Useful
  Life(10).......          2006                  2004                  2005                  2004                 2003
 Orbital
  Location.......  133(degrees) W.L.(4)    95(degrees) W.L.      99(degrees) W.L.      125(degrees) W.L.   74(degrees) W.L.(4)
 Transponders(5)
 Ku-band(6)......           --                16 @ 27 MHz           16 @ 27 MHz               --                   --
                                              8 @ 54 MHz            8 @ 54 MHz
 C-band(7).......      24 @ 36 MHz            24 @ 36 MHz           24 @ 36 MHz           24 @ 36 MHz          24 @ 36 MHz
 Usable
  Bandwidth(8)...        864 MHz               1,728 MHz             1,728 MHz              864 MHz              864 MHz
 Output Power(9)
 Ku-band.........           --               24 @ 63 Watts         24 @ 50 Watts              --                   --
 C-band..........     24 @ 16 Watts          24 @ 16 Watts         24 @ 16 Watts         24 @ 16 Watts        24 @ 10 Watts
 Total Output
  Power..........       384 Watts             1,896 Watts           1,584 Watts            384 Watts            240 Watts
                    GALAXY VIII-I(11)          GALAXY IX               SBS-4                 SBS-5                SBS-6
                   --------------------  --------------------- --------------------- --------------------- -------------------
 Region Covered..     Latin America          United States         United States         United States        United States
 Satellite.......        HS 601HP               HS 376                HS 376                HS 376               HS 393
 Expected End of
  Useful
  Life(10).......        2012(13)                2010              (inclined)(14)            1999                 2007
 Orbital             95(degrees) W.L.    123(degrees) W.L.(15)  77(degrees) W.L.(4)  123(degrees) W.L.(15) 74(degrees) W.L.(4)
  Location.......
 Transponders(5)
 Ku-band(6)......      32 @ 24 MHz                --                10 @ 43 MHz           10 @ 43 MHz          19 @ 43 MHz
                                                                                          4 @ 110 MHz
 C-band(7).......           --                24 @ 36 MHz               --                    --                   --
 Usable
  Bandwidth(8)...        768 MHz                864 MHz               430 MHz               870 MHz              817 MHz
 Output Power(9)
 Ku-band.........     32 @ 115 Watts              --               10 @ 20 Watts         14 @ 20 Watts        19 @ 41 Watts
 C-band..........           --               24 @ 16 Watts              --                    --                   --
 Total Output
  Power..........      3,680 Watts             384 Watts             200 Watts             280 Watts            779 Watts
                        PAS-6(1)
                   -------------------
 Region Covered..    Atlantic Ocean
 Satellite.......     SS/L FS-1300
 Expected End of
  Useful
  Life(2)........        2012(3)
 Orbital
  Location.......   43(degrees) W.L.
 Transponders(5)
 Ku-band(6)......      36 @ 36 MHz
 C-band(7).......          --
 Usable
  Bandwidth(8)...       1,296 MHz
 Output Power(9)
 Ku-band.........    24 @ 100 Watts
                     12 @ 110 Watts
 C-band..........
 Total Output
  Power..........      3,720 Watts
                       GALAXY VII
                   -------------------
 Region Covered..     United States
 Satellite.......        HS 601
 Expected End of
  Useful
  Life(10).......         2006
 Orbital
  Location.......   91(degrees) W.L.
 Transponders(5)
 Ku-band(6)......      16 @ 27 MHz
                       8 @ 54 MHz
 C-band(7).......      24 @ 36 MHz
 Usable
  Bandwidth(8)...       1,728 MHz
 Output Power(9)
 Ku-band.........     24 @ 50 Watts
 C-band..........     24 @ 16 Watts
 Total Output
  Power..........      1,584 Watts
                    BRASILSAT A1(12)
                   -------------------
 Region Covered..     United States
 Satellite.......        HS 376
 Expected End of
  Useful
  Life(10).......     (inclined)(14)
 Orbital            79(degrees) W.L.
  Location.......
 Transponders(5)
 Ku-band(6)......          --
 C-band(7).......      24 @ 36 MHz
 Usable
  Bandwidth(8)...        864 MHz
 Output Power(9)
 Ku-band.........          --
 C-band..........     24 @ 10 Watts
 Total Output
  Power..........       240 Watts

SATELLITES UNDER DEVELOPMENT

                         PAS-7(1)              PAS-8(1)              GALAXY X              GALAXY XI              PAS-9
                   --------------------  --------------------- --------------------- --------------------- -------------------
 Region Covered..      Indian Ocean          Pacific Ocean         United States         United States        Indian Ocean
 Expected
  Launch(16).....          1998                  1998                  1998                  1998                 1999
 Satellite.......    SS/L FS-1300(17)       SS/L FS-1300(17)         HS 601HP               HS 702               HS 702
 Expected End of
  Useful
  Life(13).......        2011(18)                2013(3)               2010                  2013                2014(3)
 Orbital
  Location.......  68.5(degrees) E.L.(4)  166(degrees) E.L.(4) 123(degrees) W.L.(15)  74(degrees) W.L.(4)   To be determined
 Transponders(5)
 Ku-band(6)......      30 @ 36 MHz            24 @ 36 MHz           24 @ 36 MHz           16 @ 27 MHz          48 @ 36 MHz
                                                                                          24 @ 36 MHz
 C-band(7).......      14 @ 36 MHz            24 @ 36 MHz           24 @ 36 MHz           24 @ 36 MHz          12 @ 36 MHz
 Usable
  Bandwidth(8)...       1,584 MHz              1,728 MHz             1,728 MHz             2,160 MHz            2,160 MHz
 Output Power(9)
 Ku-band.........     30 @ 100 Watts        24 @ 100 Watts         24 @ 63 Watts        16 @ 140 Watts      To be determined
                                                                                         24 @ 75 Watts
 C-band..........     14 @ 50 Watts          24 @ 50 Watts         24 @ 20 Watts         24 @ 20 Watts      To be determined
 Total Output
  Power..........      3,700 Watts            3,600 Watts           1,992 Watts           4,520 Watts       To be determined
                         PAS-1R
                   -------------------
 Region Covered..     United States
 Expected
  Launch(16).....         1999
 Satellite.......        HS 702
 Expected End of
  Useful
  Life(13).......        2014(2)
 Orbital
  Location.......  45(degrees) W.L.(4)
 Transponders(5)
 Ku-band(6)......      36 @ 36 MHz

 C-band(7).......      36 @ 36 MHz
 Usable
  Bandwidth(8)...       2,592 MHz
 Output Power(9)
 Ku-band.........   To be determined

 C-band..........   To be determined
 Total Output
  Power..........   To be determined

--------
 (1) See "--Recent Developments."
 (2) The information for PAS-1, PAS-2, PAS-3 and PAS-4 is based on fuel level estimates at October 31, 1997. The information for PAS-5 and PAS-6 is based on the terms of their satellite contracts and their launch contracts. Anomalies have begun to occur on PAS-1, which is beyond its construction design life. As a cautionary measure, PAS-1R, a replacement satellite for PAS-1, is planned for launch in 1999.
 (3) The use of certain launch vehicles may yield significantly longer fuel life for these satellites. The chart shows the conservative design life for such satellites. Actual life may be longer in such cases.
 (4) PanAmSat has received conditional regulatory approval for the orbital slot of 72(degrees) E.L. from the Federal Communications Commission (the "FCC"), which approval is subject to a full financial showing and demonstration of consultation with Intelsat. In addition, PanAmSat has requested approval to co-locate a satellite with PAS-4 at 68.5(degrees) E.L. PanAmSat intends to locate PAS-7 at the 68.5(degrees) E.L. orbital location if its application for such orbital location is granted, in which case the 72(degrees) E.L. orbital slot could be used for another satellite. PanAmSat tentatively plans to locate PAS-8 at 166(degrees) E.L. and has an application for that orbital slot pending with the FCC. The Company has not yet filed an application with the FCC for PAS-1R. The FCC gives a "replacement expectancy" with respect to the use of the same orbital location at the same frequencies for replacement satellites. This replacement expectancy may increase the likelihood that PanAmSat will be able to expand the frequencies or coverages employed by PAS-1 at 45(degrees) W.L.; however, no assurance can be given that the Company will be successful at expanding such frequencies and coverages. SBS-4's FCC license expired in 1994, and the satellite is operated pursuant to grants of special temporary authority that are renewed periodically. PanAmSat has filed an application with the FCC for Galaxy II (H) (to be known as Galaxy XI), a hybrid satellite that will replace Galaxy VI (a C-band satellite) and SBS-6 (a Ku-band satellite) at 74(degrees) W.L. Currently, the Company has not identified any future orbital locations for Galaxy VI and SBS-6. Once slots have been identified, the Company plans to apply for temporary authority to operate at such slots until other satellites are authorized for, and commence operations at, such slots.
 (5) Satellite transponders receive transmissions from Earth and relay them back to Earth. Transponders are composed of receivers, preamplifiers, power amplifiers, frequency shifters and a host of other electronics.
 (6) Ku-band is a range of relatively high frequencies (between approximately 12 GHz and 14 GHz) used for commercial satellite communications. Ku-band is widely used for distribution of broadcast television and DTH services, as well as business communications, and allows the use of relatively small receive antennas.
 (7) C-band is a range of relatively low frequencies (between approximately 4 GHz and 6 GHz) used for commercial satellite communications. C-band is used primarily for cable and broadcast distribution and requires the use of relatively large receive antennas on the ground.
 (8) Bandwidth is one measure of the information carrying capacity of a transponder. A transponder's bandwidth and power together primarily determine the amount of information that can be carried.
 (9) Output power is the transmitter power of each transponder and is not a measure of the signal power received on Earth. Total output power is the aggregate power of all the transponders on the satellite. High output power allows for the use of smaller and less expensive receiving antennas to obtain a satellite signal. See "--Recent Developments."
(10) The expected end of useful life for each of the Galaxy operational satellites (other than SBS-4) is based on fuel level estimates at October 30, 1997.
(11) On December 8, 1997, the Company successfully launched its Galaxy VIII-i satellite. The satellite will be placed in service after successful completion of in-orbit testing.
(12) On September 28, 1995, PanAmSat's predecessor-in-interest, Hughes Communications Galaxy, Inc. ("HCG"), filed an application for interim authority to use C-band capacity on Brasilsat A1 for a two-year period to help alleviate a shortage of C-band capacity in the United States. At that time, Brasilsat A1 was located at 63(degrees) W.L., operating in inclined orbit, and carrying no traffic. HCG also asked that the FCC allow all U.S. earth station licensees to communicate with the Brasilsat A1 satellite during the period of its interim authority pursuant to the ALSAT designation in their licenses. On June 14, 1996, HCG filed an amendment to its application for interim authority to use C-band capacity on Brasilsat A1. As HCG explained at that time, many of its customers were unable to communicate with Brasilsat A1 because the 63(degrees) W.L. orbital location did not provide good elevation angles for earth stations located on the west coast of the U.S. and because some earth stations could not be steered to communicate with satellites as far east as 63(degrees) W.L. Consequently, HCG asked that the FCC grant it interim authority to use C-band capacity on Brasilsat A1 from the 79(degrees) W.L. orbital location rather than the 63(degrees) W.L. location originally requested. To accommodate the future launch of GE Americom's GE-5 satellite, which the FCC has authorized to use the 79(degrees) W.L. orbital location, HCG agreed to cease operations on Brasilsat A1 at that location upon the launch of GE-5. On December 24, 1996, the FCC granted HCG interim authority to use C-band capacity on Brasilsat A1 at 79(degrees) W.L. as requested in HCG's amended application, until December 31, 1997, or the launch of the GE-5 satellite, whichever comes first. On December 11, 1997, PanAmSat requested an extension of the interim authority for Brasilsat A1.
(13) The expected end of useful life for each of the indicated satellites is based on the terms of the relevant satellite construction contract and the terms (with respect to Galaxy VIII-i, Galaxy X and Galaxy XI) or anticipated terms (with respect to PAS-1R or PAS-9) of the relevant satellite launch arrangement.
(14) Satellite operators may opt to extend the life of a satellite beyond its useful life by allowing it to move into a fuel-conserving mode called "inclined orbit." When a satellite is put into inclined orbit, only east-west station-keeping is continued. While in this mode, the satellite moves in a figure-8 crossing the equator twice daily. The uncorrected north-south inclination increases over time and customers must retrofit their existing ground equipment or purchase new equipment to enable them to track the movement of the satellite. After reaching a certain degree of north-south inclination, tracking antennas can no longer reliably follow the movement of the satellite and its useful life ends.
(15) Galaxy X (a C-band/Ku-band hybrid) will replace SBS-5 (a Ku-band satellite) at 123(degrees) W.L. Galaxy IX (a C-band satellite) is an expansion satellite that is authorized to operate at 127(degrees) W.L. The FCC has authorized Galaxy IX to operate temporarily at 123(degrees) W.L. until Galaxy X is launched and occupies that orbital location. The decision granting the Galaxy IX application was conditioned on relinquishing any right to the continued operation of SBS-5 once Galaxy X begins commercial operations. The Company plans to request that the FCC grant PanAmSat interim authority to move SBS-5 to 127(degrees) W.L. when Galaxy IX relocates there, subject to coordination with satellites in adjacent locations. The interim authority would permit SBS-5 to occupy 127(degrees) W.L. until the FCC licenses another satellite for 127(degrees) W.L. and the satellite commences operations at that orbital location. There can be no assurance that the FCC will grant PanAmSat's request to relocate SBS-5 to 127(degrees) W.L. on such basis.
(16) Future launch dates are based on PanAmSat estimates.
(17) PanAmSat has entered into a contract with Space Systems/Loral, Inc. ("SS/Loral") for the construction and delivery of PAS-7 and PAS-8, with options to purchase additional satellites and/or replacement satellites for PAS-7 or PAS-8. See "--Recent Developments."
(18) PAS-7 has a design life of 15 years, but SS/Loral has informed PanAmSat that it is expected to substantially exceed its contractual weight specifications. To ensure that the excess weight does not affect the satellite's intended operational lifetime, PanAmSat is exploring several options, including the use of an alternative Ariane 4 launcher configuration to deploy the spacecraft.

                                    [CHART]


                         PANAMSAT'S GLOBAL SYSTEM 2000


133(D) WL Galaxy IR                              169(D) EL PAS-2
127(D) WL Galaxy 1X                              166(D) EL PAS-8(1)
125(D) WL Galaxy  V                              PAS-9
123(D) WL SBS     5                              68.5(D) EL PAS-4
123(D) WL Galaxy X(1)                            68.5(D) EL PAS-7(1)
99 (D) WL Galaxy 1V
95 (D) WL Galaxy IIIR
95 (D) WL Galaxy V111-i
91 (D) WL Galaxy V11
77 (D) WL SBS-4
74 (D) WL Galaxy X1(1)
74 (D) WL SBS-6
74 (D) WL Galaxy V1
58 (D) PAS-IR
45 (D) WL PAS-1
45 (D) WL PAS-IR(1)
43 (D) WL PAS-6
43 (D) WL PAS -3


(1) Satellite under development
(2) Exact orbital location to be determined

    For detailed information regarding PanAmSat's operational or planned satellites, please see "Summary Satellite Data" and the related footnotes thereto.

THE MERGER

  The Merger was the result of an Agreement and Plan of Reorganization dated September 20, 1996 (as amended April 4, 1997) (the "Reorganization Agreement") entered into among HCI, Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc., Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., Hughes Communications Japan, Inc., PanAmSat International and the Company. In addition, an Agreement and Plan of Merger dated April 4, 1997 (the "Merger Agreement") was entered into among PanAmSat International, PanAmSat and PAS Merger Corp., a newly formed subsidiary of PanAmSat ("PAS Merger Corp.").

  As a result of the transactions contemplated by the Reorganization Agreement and the Merger Agreement, on May 16, 1997, among other things, PAS Merger Corp. merged with and into PanAmSat International and was contributed to PanAmSat, with the result that (a) PanAmSat International became a wholly-owned subsidiary of PanAmSat; (b) each issued and outstanding share of PanAmSat International's Class A Common Stock, par value $.01 per share, and Common Stock, par value $.01 per share, was converted into, at the election of each holder, either (i) an amount in cash equal to $15, plus one-half ( 1/2) share of PanAmSat, (ii) one share of PanAmSat Common Stock or (iii) an amount equal to approximately $16.38 in cash plus 0.45 shares of PanAmSat Common Stock, in each case subject to proration (collectively, the "Merger Consideration"); (c) PanAmSat became Galaxy's owner and operator; and (d) HCI and certain of its subsidiaries received an aggregate of 106,622,807 shares of PanAmSat Common Stock. Following payment by PanAmSat of the Merger Consideration and consummation of a separate but related stock contribution transaction, the shares of PanAmSat Common Stock owned by HCI constitute approximately 71.5% of the outstanding shares of PanAmSat Common Stock.

  Prior to the Merger, PanAmSat International (formerly known as PanAmSat Corporation) operated the world's first privately owned global (excluding domestic U.S.) satellite communications system, consisting of four satellites serving Latin America, the Caribbean, Europe, Asia, the Middle East and Africa. Galaxy was the leading provider of commercial satellite services in the United States, with a fleet consisting of 10 satellites.

RECENT DEVELOPMENTS

  On August 8, 1997, the Company launched its PAS-6 Atlantic Ocean Region Satellite, the first communications satellite ever dedicated to DTH services in Latin America. The entire PAS-6 payload, 36 Ku-band transponders, is fully sold to Sky Latin America, which will use the satellite to beam hundreds of television channels to its DTH service subscribers in Latin America. Sky Latin America is a partnership formed by News Corporation, Grupo Televisa, Organizacoes Globo and Tele-Communications International, Inc. PAS-6 reached its final orbital location at 43 degrees West Longitude and commenced service on September 19, 1997 after successful completion of in-orbit testing. An anomaly has been detected in PAS-6's solar arrays. The satellite has experienced several circuit failures in its solar arrays and may experience additional failures in the future. The circuit failures will require the Company to forego the use of some transponders initially and to turn off additional transponders in later years. However, the ability of transponders to provide transmission power for DTH signal reception using 60-centimeter dishes is not affected. The Company is working with its customers on PAS-6 to ensure that PanAmSat's services continue to meet the customers' requirements. Among the options currently being considered by the Company with its customers is the construction of a companion satellite for PAS-6 that would be capable of providing replacement or additional capacity. Due to contract performance issues relating to the PAS-7 and PAS-8 construction programs, the Company has informed the vendor that such vendor is in default under the construction contracts for such satellites. Such notice gives the Company the right to terminate in whole or in part its contract for the construction and delivery of PAS-7, PAS-8 and a replacement satellite for either of such satellites or for PAS-6. The Company believes that it has adequate sources to procure satellites in the event such performance issues are not satisfactorily resolved. The vendor has responded to the Company's notice by asserting that the Company is precluded from initiating a default termination of such contracts.

  On August 27, 1997, the Company successfully launched its PAS-5 Atlantic Ocean Region Satellite. Service on PAS-5 commenced on October 13, 1997. PAS-5 will deliver more than 20 television channels to Latin America, establishing PAS-5 as PanAmSat's latest platform for program distribution to cable and other redistribution systems in Latin America. The satellite will broadcast Spanish and Portuguese-language television channels from programmers based in Argentina, Britain, Chile and the United States. PAS-5 joins two other PanAmSat satellites, PAS-1 and PAS-3, that showcase leading television networks to Latin America. The PAS-5 programmer lineup includes HBO Ole, Cinemax, E! Entertainment Television, Mundo Ole, Sony Entertainment Television and WBTV-The Warner Channel from HBO Latin America, among others. In addition to the C-band programming, PAS-5 is the platform for Sky Latin America's DTH service in Mexico. Sky Latin America is using 12 Ku-band transponders on PAS-5.

  On December 8, 1997, the Company successfully launched its Galaxy VIII-i satellite, the dedicated transmission platform for the Galaxy Latin America DTH service called DIRECTV. The 3,560-kilogram communications satellite will transmit more than 200 digital television and music channels for reception by Galaxy Latin America's growing DTH subscriber base. The satellite will be placed in service after successful completion of in-orbit testing.

  On November 14, 1997, the Company's wholly-owned subsidiaries, PanAmSat International and PanAmSat Capital Corporation ("PanAmSat Capital," and together with PanAmSat International, the "Subsidiaries"), commenced tender offers and consent solicitations for an aggregate of $1.008 billion principal amount at maturity of their outstanding 9 3/4% Senior Secured Notes due 2000, 11 3/8% Senior Subordinated Discount Notes due 2003 and 12 3/4% Senior Subordinated Notes due 2005 (the "Tender Offers"). At midnight, December 19, 1997, the Tender Offers expired and approximately $171.4 million principal amount of 9 3/4% Senior Secured Notes (approximately 98%), $453.2 million principal amount of 11 3/8% Senior Subordinated Discount Notes (approximately 99%), and $373.6 million principal amount of 12 3/4% Senior Subordinated Notes (approximately 99%) had been tendered and were ultimately purchased by the Subsidiaries.

  On December 23, 1997, the Company executed a Credit Agreement (the "Credit Agreement") with certain lenders and Citicorp USA, Inc. as Administrative Agent (the "Administrative Agent"). The Credit Agreement provides the Company with up to $500 million of revolving credit loans (the "Revolving Credit Loans") for five years, and up to $300 million in short-term loans maturing on April 30, 1998 (the "Term Loans," and together with the Revolving Credit Loans, the "Bank Loans"). The Credit Agreement provides for interest payable at a variable rate based upon, among other things, the Company's credit ratings. As a condition precedent to the closing of the Credit Agreement, the loan agreement dated as of May 15, 1997 between Hughes Electronics Corporation (formerly known as Hughes Network Systems, Inc.) ("Hughes Electronics"), as lender, and the Company, as borrower (the "Hughes Loan Agreement"), was amended to extend the maturity date to June 24, 2003 subject to a put commencing in the year 2000. Under the terms of the original Hughes Loan Agreement, the interest rate on this indebtedness was subject to adjustment based upon the Company obtaining an investment grade debt rating. Accordingly, the interest rate was adjusted to the pricing available under the Credit Agreement. In addition, Hughes Electronics agreed to subordinate the Company's obligations owing to it under the Hughes Loan Agreement to those owing to the lenders under the Credit Agreement. On December 24, 1997, the Company borrowed $500 million in the form of Revolving Credit Loans and $100 million in the form of Term Loans. The Subsidiaries used such proceeds to consummate the Tender Offers. The balance of the funds necessary to consummate the Tender Offers was obtained from cash and marketable securities of the Subsidiaries. The Credit Agreement requires that upon the consummation of this Offering, the Term Loans be prepaid and any commitments to make additional Term Loans be terminated in their entirety. On January 6, 1998, the aggregate amount of Bank Loans outstanding was $725 million. On the closing date of this Offering, the Company expects to have $500 million of Revolving Credit Loans available.

  On January 5, 1998, the Company exercised its option under its sale leaseback arrangements for eleven transponders on SBS-6 (the "Early Buy-Out"). In connection with the exercise of the Early Buy-Out, the Company paid approximately $96.6 million to the owner-participant. The Early Buy-Out was funded with Term Loans.

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the Securities offered hereby will be used to repay all outstanding Bank Loans (including Term Loans in an aggregate amount of $225 million and Revolving Credit Loans in an aggregate amount of $500 million), and for general corporate purposes including working capital. See "The Company--Recent Developments."

                                CAPITALIZATION

  The following table sets forth the unaudited historical capitalization of PanAmSat as of September 30, 1997, and the unaudited pro forma capitalization of PanAmSat as of September 30, 1997, after giving effect to applying the purchase method of accounting with Galaxy as the acquiror of PanAmSat, the loan by Hughes Electronics of $1.725 billion to PanAmSat (the "New Financing") as well as the effects of the debt refinancing plan including (i) the consummation of the Tender Offers, (ii) the Company's borrowings under the Credit Agreement and (iii) this Offering and the application of the proceeds herefrom. The capitalization of PanAmSat should be read in conjunction with PanAmSat's consolidated financial statements and notes thereto, and PanAmSat's "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in PanAmSat's Quarterly Report on Form 10-Q/A-1 for the quarter ended September 30, 1997, which is incorporated by reference herein.

                                                     AS OF SEPTEMBER 30, 1997
                                                     ---------------------------
                                                                    PRO FORMA
                                                       ACTUAL      AS ADJUSTED
                                                     ------------ --------------
                                                      (DOLLARS IN MILLIONS)
Current debt:
  Bank debt(a)...................................... $        --   $        --
  Other current indebtedness........................          4.5           4.5
                                                     ------------  ------------
Total current debt.................................. $        4.5  $        4.5
                                                     ============  ============
Long-term debt:
  Bank debt(a)...................................... $        --   $        --
  Securities offered hereby.........................          --          750.0
  9 3/4% Senior Secured Notes.......................        175.0           3.7
  11 3/8% Senior Subordinated Discount Notes........        418.5           4.5
  12 3/4% Senior Subordinated Notes.................        373.7           0.1
  Subordinated Merger debt(b).......................      1,725.0       1,725.0
  Other indebtedness(c).............................        227.4         114.4
                                                     ------------  ------------
Total long-term debt................................      2,919.6       2,597.7
Stockholders' equity................................      2,536.7       2,517.7
                                                     ------------  ------------
Total capitalization................................ $    5,456.3  $    5,115.4
                                                     ============  ============

--------
(a) On December 24, 1997, the Company borrowed $500 million in the form of Revolving Credit Loans and $100 million in the form of Term Loans. The Subsidiaries used such proceeds to consummate the Tender Offers. The balance of the funds necessary to consummate the Tender Offers was obtained from cash and marketable securities of the Subsidiaries. The Credit Agreement requires that upon the consummation of this Offering, the Term Loans be prepaid and any commitments to make additional Term Loans be terminated in their entirety. The net proceeds to be received by the Company from the sale of the Securities offered hereby will be used to repay all outstanding Bank Loans and for general corporate purposes including working capital. On January 6, 1998, the aggregate amount of Bank Loans outstanding was $725 million. On the closing date of this Offering, the Company expects to have $500 million of Revolving Credit Loans available.
(b) Reflects the subordinated loan of $1.725 billion made by Hughes Electronics to the Company in connection with the Merger.
(c) Reflects the elimination of the write-up to fair value of the 9 3/4% Senior Secured Notes, 11 3/8% Senior Subordinated Discount Notes and 12 3/4% Senior Subordinated Notes resulting from the Merger.

      SELECTED HISTORICAL FINANCIAL INFORMATION OF PANAMSAT INTERNATIONAL

  The following selected financial information for and as of each year in the five-year period ended December 31, 1996 has been derived from the consolidated financial statements of PanAmSat International and its subsidiaries and predecessor entities, audited by Arthur Andersen LLP, independent public accountants. This selected financial information should be read in conjunction with the PanAmSat International Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Registration Statement, which are incorporated by reference herein.

                              PANAMSAT INTERNATIONAL HISTORICAL DATA(1)
                          ---------------------------------------------------------------
                                       YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------
                            1992        1993         1994          1995           1996
                          --------    --------    ----------    ----------     ----------
                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Total revenues..........  $ 40,328    $ 50,798    $   63,744    $  116,155     $  246,943
                          --------    --------    ----------    ----------     ----------
Operating expenses
 Direct expenses........  $  2,175    $  3,424    $    4,254    $    5,729     $   10,505
 Sales and marketing....     2,599       4,461         7,179         9,543         14,012
 Engineering and
  technical.............     3,918       3,841         5,811        10,659         17,337
 General and
  administrative........     5,554       7,066         9,768        15,688         25,349
 Depreciation and
  amortization..........     6,990       8,231        16,331        33,412         61,334
 Other expenses(2)......       --          737           --            --           4,758
 Compensatory
  programs(3)...........       --          --            --          8,341          4,874
                          --------    --------    ----------    ----------     ----------
 Total operating
  expenses..............    21,236      27,760        43,343        83,372        138,169
                          --------    --------    ----------    ----------     ----------
Income from operations..  $ 19,092    $ 23,038    $   20,401    $   32,783     $  108,774
 Interest and other
  expense (income),
  net...................     1,984(4)    6,103(5)      2,403(5)     (1,592)(5)        622(5)
                          --------    --------    ----------    ----------     ----------
Income before taxes.....    17,108      16,935        17,998        34,375        108,152
Income taxes(6).........       --          --            --         16,829         46,432
                          --------    --------    ----------    ----------     ----------
Net income..............    17,108      16,935        17,998        17,546         61,720
Preferred stock dividend
 requirement(7).........       --          --            --         25,976         41,422
                          --------    --------    ----------    ----------     ----------
Net income (loss) to
 common shares..........  $ 17,108    $ 16,935    $   17,998    $   (8,430)    $   20,298
                          ========    ========    ==========    ==========     ==========
OTHER FINANCIAL DATA:
EBITDA(8)...............  $ 25,306    $ 31,269    $   36,732    $   66,195(9)  $  170,108(9)
EBITDA margin...........        63%         62%           58%           57%(9)         69%(9)
Capital expenditures for
 satellite systems under
 development............  $ 22,555    $260,134    $  300,217    $  333,052     $  280,858
Payments due from
 customers under long-
 term contracts(10).....  $239,700    $764,500    $1,270,000    $1,928,200     $2,435,608
Customers under long-
 term contracts at end
 of period(10)..........        89         108           121           177            199
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital
 (deficit)..............  $ 27,039    $ 51,179    $   21,992    $     (889)    $   (8,758)
Total assets............   136,594     731,660       820,255     1,438,820      1,615,363
Long-term debt (less
 current portion)(11)...     5,474     455,727       510,202       575,284        626,010
Long-term debt (less
 current portion) plus
 Preferred Stock(11)....     5,474     455,727       510,202       862,932        955,080
Partner's interest-
 conditionally
 redeemable(12).........    50,000     193,936       194,591           --             --
Partners'/stockholders'
 equity(13).............    49,098      59,847        80,935       476,862        497,368

--------
(1) On May 16, 1997, as a result of the Merger, PanAmSat International became a wholly-owned subsidiary of PanAmSat. See "The Company--The Merger" for a description of the Merger.
(2) Other expenses related to costs incurred in connection with the Reorganization Agreement.
(3) In 1995, this reflected expenses related to the assumption by PanAmSat International of phantom stock plans of a predecessor company and the grant of a limited partnership interest in PanAmSat, L.P. (the "Partnership") to a former Executive Vice President of PanAmSat International in connection with the corporate reorganization of PanAmSat International. In 1996, this represented a cash bonus paid to employees who would otherwise have qualified for the grant of stock options under PanAmSat International's Long-Term Stock Investment Plan.
(4) In 1992, this included costs (net of insurance reimbursement) arising from damages caused by Hurricane Andrew to PanAmSat International's teleport in Homestead, Florida.

(5) Net of capitalized interest of $9.0 million, $41.0 million, $37.8 million and $39.5 million for the years ended December 31, 1993, 1994, 1995 and 1996, respectively.
(6) As a partnership, the Partnership was not subject to federal or state income taxes. Accordingly, no income taxes were deducted from net income on the Partnership's financial statements. However, the Partnership was obligated under its Partnership Agreement to make certain tax distributions to its partners. On March 2, 1995, the Partnership was converted to corporate form (the "Conversion") and, accordingly, became subject to income taxes.
(7) On September 30, 1997, PanAmSat International exchanged its 12 3/4% Mandatorily Exchangeable Senior Redeemable Preferred Stock into 12 3/4% Senior Subordinated Notes due 2005.
(8) Represents earnings before net interest expense, income taxes, depreciation and amortization. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA should not be considered as a measure of profitability or liquidity as determined in accordance with generally accepted accounting principles in the statements of operations and cash flows.
(9) Included expenses related to the assumption by PanAmSat International of phantom stock plans of a predecessor company and the grant of a limited partnership interest in the Partnership to a former Executive Vice President of PanAmSat International in connection with the corporate reorganization of PanAmSat International of $8.3 million for the year ended December 31, 1995 and expenses related to the Reorganization Agreement and a corporate compensation plan totaling $9.6 million for the year ended December 31, 1996. EBITDA and EBITDA margin excluding such expenses were $74.5 million and 64% for the year ended December 31, 1995 and $179.7 million and 73% for the year ended December 31, 1996.
(10) Represented future payments due from customers under long-term contracts at the end of the periods indicated, excluding arrangements for satellite capacity for DTH services in Latin America. At December 31, 1996, approximately $22.6 million of PAS-1 customer payments, $92.4 million of PAS-2 customer payments, $35.6 million of PAS-3 customer payments and $79.2 million of PAS-4 customer payments were under contracts which are terminable by the customer under certain circumstances, including after a minimum service period. Certain contracts could also be terminated if certain technical performance specifications contained in the agreements, including useful life, were not achieved, or, at the customer's option after a minimum service period. Future cash payments expected from customers could be reduced for outage or transponder failure and may be further reduced for "lowest price" provisions for like transponder capacity given to similarly situated customers. The terms of PanAmSat International's long-term contracts range from one year to the life of the satellite.
(11) Excluded, as to each of PAS-5 and PAS-6, a portion of the respective purchase prices which became payable after such satellite was delivered and which amounts could be paid immediately in cash or deferred over periods of up to 15 years with interest rates ranging from 8.0% to 10.0% per annum. At December 31, 1996, this amount totaled approximately $34.5 million. A portion of the respective purchase prices of PAS-7 and PAS-8 may also be deferrable. PanAmSat presently intends to defer such payments at the time they become payable to the extent such deferral is permitted under the terms of its outstanding indebtedness.
(12) Under the Partnership Agreement of the Partnership, if the launches of PAS-2, PAS-3 and PAS-4 were not all successfully completed by December 31, 2001, USHI, Inc., formerly known as Univisa Satellite Holdings, Inc. ("USHI") would have had the right to redeem its $200.0 million investment in PanAmSat in 2004 for $200.0 million, less certain distributions paid to USHI, plus a yield thereon of 6.0% per annum. In the Conversion, USHI's redemption rights with respect to its interest in the Partnership were extinguished.
(13) Net of distributions of $16.4 million and $6.2 million for the years ended December 31, 1992 and 1993, respectively, and a contribution of $.7 million for the year ended December 31, 1994. There were no distributions or contributions in 1995 or 1996.

       SELECTED HISTORICAL FINANCIAL INFORMATION OF GALAXY AND PANAMSAT

  The following selected financial information of Galaxy as of December 31, 1994, 1995 and 1996 for each of the four years in the period ended December 31, 1996 have been derived from the financial statements of Galaxy audited by Deloitte & Touche LLP, independent auditors. The selected financial information set forth below as of December 31, 1992 and 1993 and for the period ended December 31, 1992 have been derived from unaudited financial statements of Galaxy which, in the opinion of management, include all adjustments necessary for a fair and consistent presentation of such information. This selected financial information should be read in conjunction with the Galaxy Financial Statements and "Galaxy Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Registration Statement incorporated by reference herein. The selected financial information as of and for the nine-month period ended September 30, 1997 has been derived from the unaudited consolidated financial statements of PanAmSat included in PanAmSat's Quarterly Report on Form 10-Q/A-1 for the quarter ended September 30, 1997, and should be read in conjunction with PanAmSat's consolidated financial statements and notes thereto, and PanAmSat's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in such Quarterly Report on Form 10-Q/A-1, which is incorporated by reference herein.

                                                                              PANAMSAT
                                                                             HISTORICAL
                                                                              DATA(1)
                                                                             ----------
                                     GALAXY HISTORICAL DATA                     NINE
                         --------------------------------------------------    MONTHS
                                    YEAR ENDED DECEMBER 31,                    ENDED
                         --------------------------------------------------  SEPTEMBER
                           1992      1993      1994      1995       1996      30, 1997
                         --------  --------  --------  ---------  ---------  ----------
                                     (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME
 DATA:
Total revenues.......... $371,642  $220,247  $328,243  $ 386,126  $ 482,770  $ 432,060
                         --------  --------  --------  ---------  ---------  ---------
Operating expenses
 Cost of outright sales
  and sales-type
  leases................  117,230    34,530    45,747     49,616     52,969     20,476
 Leaseback expense, net
  of deferred gain......   18,524    36,576    36,617     36,597     59,927     46,395
 Depreciation and
  amortization..........   59,403    52,025    54,126     76,522     58,523     94,423
 Direct operating
  costs.................   58,826    35,034    33,627     29,931     34,794     27,263
 Selling, general &
  administrative........   22,289    19,278    51,595     30,146     34,119     43,127
                         --------  --------  --------  ---------  ---------  ---------
Operating income........   95,370    42,804   106,531    163,314    242,438    200,376
 Interest expense,
  net(2)................   (3,525)   (5,848)   (6,826)    (5,828)    (4,903)   (15,599)
 Other income...........    2,818    44,876     3,885      7,892      2,184        385
                         --------  --------  --------  ---------  ---------  ---------
Income before taxes and
 minority interest......   94,663    81,832   103,590    165,378    239,719    185,162
Income tax expense......   35,499    30,687    38,846     62,017     89,895     83,172
Minority interest.......      --        --        --         --         --      12,819
                         --------  --------  --------  ---------  ---------  ---------
Net income.............. $ 59,164  $ 51,145  $ 64,744  $ 103,361  $ 149,824  $  89,171
                         ========  ========  ========  =========  =========  =========
OTHER FINANCIAL DATA:
EBITDA(3)............... $157,591  $139,705  $164,542  $ 247,728  $ 303,145  $ 295,184
EBITDA margin...........       42%       63%       50%        64%        63%        68%
Capital expenditures.... $290,481  $111,104  $114,660  $ 280,543  $ 308,735  $ 423,393
Total assets............  872,948   850,640   868,408  1,137,978  1,275,516  6,217,900

--------
(1) Includes financial data for PanAmSat International from May 16, 1997 (the effective date of the Merger). See "The Company--The Merger" for a description of the Merger.
(2) Net of capitalized interest of $9.7 million, $1.6 million, $5.1 million, $10.1 million, $14.6 million and $57.1 million for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and the nine months ended September 30, 1997, respectively.
(3) Represents earnings before net interest expense, income tax expense, depreciation and amortization. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA should not be considered as a measure of profitability or liquidity as determined in accordance with generally accepted accounting principles in the statements of income and cash flows.

                        PRO FORMA FINANCIAL INFORMATION

  The Unaudited Pro Forma Financial Statements of PanAmSat give effect to the transactions contemplated by the Merger applying the purchase method of accounting with Galaxy as the acquiror of PanAmSat, the loan by Hughes Electronics of $1.725 billion to PanAmSat (the "New Financing"), and the effects of the debt refinancing plan including (i) the consummation of the Tender Offers, (ii) the Company's borrowings under the Credit Agreement, (iii) this Offering and the application of the net proceeds herefrom and (iv) the Early Buy-Out, as if they had occurred at January 1, 1996 and 1997 for purposes of the Unaudited Pro Forma Combined and Consolidated Statements of Income and on September 30, 1997 for purposes of the Unaudited Pro Forma Consolidated Balance Sheet. The Unaudited Pro Forma Combined and Consolidated Financial Statements do not purport to present the financial position or results of operations of PanAmSat had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

                              PANAMSAT CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

                                 (IN THOUSANDS)

                                                    PRO FORMA        PRO FORMA
                                          ACTUAL   ADJUSTMENTS     (AS ADJUSTED)
                                        ---------- -----------     -------------
                ASSETS
 Cash and cash equivalents............  $  311,898 $  (243,914)(a)  $  119,109
                                                        (2,275)(b)
                                                        53,400 (d)
 Operating lease, sale and contract
  receivables.........................      54,354                      54,354
 Net investment in sales-type leases..      25,621                      25,621
 Prepaid expenses and other
  receivables.........................      15,384                      15,384
 Deferred income taxes................      36,799                      36,799
                                        ---------- -----------      ----------
   Total current assets...............     444,056    (192,789)        251,267
 Satellites and other property and
  equipment, net......................   1,274,193      52,400 (c)   1,326,593
 Satellite systems under development..   1,187,175                   1,187,175
 Net investment in sales-type leases..     332,070                     332,070
 Marketable securities and restricted
  cash................................     242,545    (242,545)(a)
 Intangible assets, net of
  amortization........................   2,496,977                   2,496,977
 Deferred costs and other assets......      69,971     (17,873)(a)      54,373
                                                         2,275 (b)
 Deferred income taxes................     170,913      12,628 (a)     183,541
                                        ---------- -----------      ----------
   Total assets.......................  $6,217,900 $  (385,904)     $5,831,996
                                        ========== ===========      ==========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable and accrued
  liabilities.........................  $   62,457 $      (816)(a)  $   61,641
 Accrued in-orbit performance
  insurance...........................      16,885                      16,885
 Deferred gains on sales and
  leasebacks..........................      42,871      (4,900)(c)      37,971
 Deferred revenues....................      13,938                      13,938
 Current portion of long-term debt....       4,487                       4,487
                                        ---------- -----------      ----------
   Total current liabilities..........     140,638      (5,716)        134,922
 Due to affiliates....................   1,798,747                   1,798,747
 Long-term debt.......................   1,120,881  (1,071,946)(a)     798,935
                                                       750,000 (d)
                                                       600,000 (a)
                                                      (696,600)(d)
                                                        96,600 (c)
 Accrued operating leaseback and
  contract expense....................      78,692     (19,000)(c)      59,692
 Deferred gains on sales and
  leasebacks..........................     202,599     (20,300)(c)     182,299
 Deferred revenues....................     102,827                     102,827
 Deferred income taxes................     236,829                     236,829
                                        ---------- -----------      ----------
   Total liabilities..................   3,681,213    (366,962)      3,314,251
 Stockholder's equity.................   2,536,687     (18,942)(a)   2,517,745
                                        ---------- -----------      ----------
   Total liabilities and stockholders'
    equity............................  $6,217,900 $  (385,904)     $5,831,996
                                        ========== ===========      ==========

                              PANAMSAT CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    PANAMSAT
                                                                    PRO FORMA
                                      OLD PANAMSAT                CONSOLIDATED
                                       JANUARY 1                  (AS ADJUSTED)
                                        THROUGH     PRO FORMA     SEPTEMBER 30,
                             ACTUAL   MAY 15, 1997 ADJUSTMENTS       1997(K)
                            --------  ------------ -----------    -------------
Revenues
  Outright sales and
   sales-type leases......  $ 61,559                                $ 61,559
  Operating leases,
   satellite services and
   other..................   370,501    $126,041    $ (1,075)(g)     495,467
                            --------    --------    --------        --------
    Total revenues........   432,060     126,041      (1,075)        557,026
                            --------    --------    --------        --------
Operating expenses
  Cost of outright sales
   and sales-type leases..    20,476                                  20,476
  Leaseback expense, net
   of deferred gain.......    46,395                                  46,395
  Depreciation and
   amortization...........    94,423      24,336      22,966 (e)     141,725
  Direct operating costs
   and selling, general
   and administrative
   costs..................    70,390      28,068      (1,075)(g)      97,383
                            --------    --------    --------        --------
    Total operating
     expenses.............   231,684      52,404      21,891         305,979
                            --------    --------    --------        --------
Operating income..........   200,376      73,637     (22,966)        251,047
  Interest expense, net...   (15,599)      4,199     (52,213)(f)     (63,613)
  Other income............       385                                     385
                            --------    --------    --------        --------
Income before income taxes
 and minority interest and
 extraordinary item.......   185,162      77,836     (75,179)        187,819
Income tax expense........    83,172      33,121     (20,885)(h)      95,408
Minority interest.........    12,819                 (12,819)(i)
                            --------    --------    --------        --------
Income before
 extraordinary item.......    89,171      44,715     (41,475)         92,411
Extraordinary item, loss
 on extinguishment of
 debt, net of taxes.......                           (18,942)(a)     (18,942)
                            --------    --------    --------        --------
Net income................    89,171      44,715     (60,417)         73,469
                            --------    --------    --------        --------
Preferred stock dividend..                16,877     (16,877)(i)
                            --------    --------    --------        --------
Net income to common
 shares...................  $ 89,171    $ 27,838    $(43,540)       $ 73,469
                            ========    ========    ========        ========
Income per share..........              $    .28                    $    .49
                                        ========                    ========
Weighted average number of
 common shares
 outstanding..............               100,464      48,659         149,123
                                        ========    ========        ========

                              PANAMSAT CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                               HISTORICAL HISTORICAL  PRO FORMA     PRO FORMA
                                 GALAXY    PANAMSAT  ADJUSTMENTS    PANAMSAT(K)
                               ---------- ---------- -----------    ---------
Revenues
  Outright sales and sales-
   type leases...............   $163,686                            $163,686
  Operating leases, satellite
   services and other........    319,084   $246,943   $  (2,866)(g)  563,161
                                --------   --------   ---------     --------
    Total revenues...........    482,770    246,943      (2,866)     726,847
                                --------   --------   ---------     --------
Operating expenses
  Cost of outright sales and
   sales-type leases.........     52,969                              52,969
  Leaseback expense, net of
   deferred gain.............     59,927                              59,927
  Depreciation and
   amortization..............     58,523     61,334      61,243 (e)  181,100
  Direct operating costs.....     34,794     27,842      (2,866)(g)   59,770
  Selling, general and
   administrative expenses...     34,119     39,361                   73,480
  Compensatory programs......                 4,874                    4,874
  Reorganization costs.......                 4,758                    4,758
                                --------   --------   ---------     --------
    Total operating
     expenses................    240,332    138,169      58,377      436,878
                                --------   --------   ---------     --------
Operating income.............    242,438    108,774     (61,243)     289,969
  Interest expense, net......     (4,903)      (622)    (85,646)(f)  (91,171)
  Other income...............      2,184                               2,184
                                --------   --------   ---------     --------
Income before income taxes
 and minority interest.......    239,719    108,152    (146,889)     200,982
Income tax expense...........     89,895     46,432     (34,258)(h)  102,069
Minority interest............
                                --------   --------   ---------     --------
Income before extraordinary
 item........................    149,824     61,720    (112,631)      98,913
Extraordinary item, loss on
 extinguishment of debt, net
 of taxes....................                           (18,942)(a)  (18,942)
                                --------   --------   ---------     --------
Net income...................    149,824     61,720    (131,573)      79,971
                                --------   --------   ---------     --------
Preferred stock dividend.....                41,422     (41,422)(i)
                                --------   --------   ---------     --------
Net income to common shares..   $149,824   $ 20,298   $ (90,151)    $ 79,971
                                ========   ========   =========     ========
Income per share.............              $    .20                 $    .54
                                           ========                 ========
Weighted average number of
 common shares outstanding...               100,332      48,791 (j)  149,123
                                           ========   =========     ========

            NOTES TO UNAUDITED PRO FORMA COMBINED AND CONSOLIDATED
                             FINANCIAL STATEMENTS

                         (DOLLAR AMOUNTS IN THOUSANDS)

  (a) To reflect the Tender Offers and the recognition of the extraordinary loss on the extinguishment of debt calculated as follows:

     Amount of notes tendered in the Tender Offers..................  $ 998,200
     Elimination of the write-up to fair value of the tendered
      notes.........................................................    113,222
     Tax effect of the resulting loss on extinguishment of debt.....     12,628
     Payment of outstanding interest................................      2,816
     Cash used......................................................   (243,914)
     Marketable securities used.....................................   (242,545)
     Use of bank proceeds...........................................   (600,000)
     Write-off of deferred charges relating to the tendered notes...    (17,873)
     Write-off of Original Issue Discount on the 11 3/8% Senior Sub-
      ordinated Discount
      Notes due 2003................................................    (39,476)
     Recognition of fees related to the Tender Offers...............     (2,000)
                                                                      ---------
     Extraordinary loss on extinguishment of debt...................  $ (18,942)
                                                                      =========

  (b) To reflect costs incurred in connection with the Credit Agreement.

  (c) To reflect the Early Buy-Out.

  (d) To reflect this Offering and the repayment of the Bank Loans.

  (e) To reflect amortization of the excess of the purchase price of PanAmSat International over the fair value of the net assets acquired using the straight line method over 40 years.

            NOTES TO UNAUDITED PRO FORMA COMBINED AND CONSOLIDATED
                             FINANCIAL STATEMENTS

                         (DOLLAR AMOUNTS IN THOUSANDS)

  (f) To reflect the incremental amount of interest expense relating to the tendered notes and this Offering as follows:

                                                                   NINE MONTHS
                                                      YEAR ENDED      ENDED
                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
     Interest on the New Financing at an assumed
      rate of 6.1%
      (six-month LIBOR plus 0.40%).................    $105,225     $ 78,918
     Interest on the Securities at an average rate
      of 6.33%.....................................      47,475       35,606
     Differential in interest capitalized resulting
      from change in interest rates assumed........      16,843       24,613
                                                       --------     --------
         Sub-total.................................     169,543      139,137
     Less:
       Interest expense relating to outstanding
        debt included in
        historical amounts.........................     (83,897)     (86,924)
                                                       --------     --------
       Pro forma increase in interest expense......    $ 85,646     $ 52,213
                                                       ========     ========

    A 0.125% increase or decrease in the assumed interest rate for the New Financing would change pro forma interest expense by $132 and $99 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. Pro forma net income would change by $79 and $59 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

  (g) To eliminate intercompany revenues, costs and transactions between Galaxy and PanAmSat International.

  (h) To reflect income taxes at an assumed marginal rate of 40% on the pro forma adjustments. Amortization of goodwill is not deductible for tax purposes.

  (i) To eliminate preferred stock dividend and minority interest as a result of the exchange of the 12 3/4% Mandatorily Exchangeable Senior Redeemable Preferred Stock into 12 3/4% Senior Subordinated Notes due 2005 and the subsequent tender of such notes.

  (j) Represents the difference between PanAmSat International's weighted av-erage common shares and the number of shares of PanAmSat Common Stock that were assumed to be outstanding upon consummation of the Merger.

  (k) The Pro Forma Combined Operating Results exclude the impact of the $225,000 gain on the sale of DTH rights in certain foreign markets to an affiliate, as well as certain professional and advisory fees incurred in connection with the combination totaling $33,100, both of which are non-recurring items which are not indicative of the Company's ordinary course of business.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  Results of Operations. The Company's results of operations incorporate PanAmSat International's activity commencing May 16, 1997, the effective date of the Merger. Since this represents only four and a half months of activity for PanAmSat International, management has determined that for comparative purposes, it would be more meaningful to present the information shown below on a "pro forma" basis reflecting (1) the Merger as though it had occurred at the beginning of the respective periods presented (excluding the impact of the $225 million gain on the sale of the Company's DTH rights in certain foreign markets (the "DTH Options") to an affiliate concurrent with the Merger, as well as certain professional and advisory fees incurred in connection with the Merger totaling $33.1 million, both of which are non-recurring items that are not indicative of the Company's ordinary course of business) and (2) the debt refinancing plan including (a) the consummation of the Tender Offers, (b) the Company's borrowings under the Credit Agreement and (c) this Offering and the application of the net proceeds herefrom. The pro forma results are not necessarily indicative of the combined results that would have occurred had the Merger actually occurred at the beginning of fiscal 1996.

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                          (PRO FORMA)
                                                   --------------------------
                                                       1996          1997
                                                   ------------  ------------
                                                   (UNAUDITED; IN THOUSANDS,
                                                    EXCEPT PER SHARE DATA)
Revenues
  Outright sales and sales-type leases............ $    137,333  $     61,559
  Operating leases, satellite services and other..      409,714       495,467
                                                   ------------  ------------
    Total Revenue.................................      547,047       557,026
                                                   ------------  ------------
Operating expenses
  Cost of outright sales and sales type leases....       44,634        20,476
  Leaseback expense, net of deferred gain.........       44,414        46,395
  Direct operating and SG&A costs.................       95,687        97,383
                                                   ------------  ------------
    Total operating expenses......................      184,735       164,254
                                                   ------------  ------------
EBITDA............................................      362,312       392,772
  Depreciation and amortization...................      134,080       141,725
  Interest expense, net...........................       62,843        63,613
  Other income....................................       (2,528)         (385)
                                                   ------------  ------------
Income before income taxes and extraordinary
 item.............................................      167,917       187,819
Income tax expense................................       82,582        95,408
                                                   ------------  ------------
Income before extraordinary item..................       85,335        92,411
Extraordinary item, loss on extinguishment of
 debt, net of taxes...............................      (18,942)      (18,942)
                                                   ------------  ------------
Net income........................................ $     66,393  $     73,469
                                                   ------------  ------------
Earnings per share................................ $        .45  $        .49

  Pro forma revenues for the nine months ended September 30, 1997 were $557.0 million, an increase of $10.0 million or 2% as compared to the same period in 1996. The increase in total revenues for the nine-month period represents increases in the Company's operating lease/service agreement revenue due to the addition of several new long-term contracts as the Company continues to sell its available satellite in-orbit transponder capacity, offset by a reduction in sales and sales type lease revenue during 1997 as more customers opted for operating leases/service agreements.

  Pro forma earnings before interest, taxes, depreciation and amortization ("EBITDA") for the nine months ended September 30, 1997 was $392.8 million, an increase of $30.5 million or 8% as compared to the same period in 1996. The increase in EBITDA for the nine-month period was due primarily to the increase in total revenues offset by reduced cost of sales and sales type leases, and lower SG&A costs reflecting reduced marketing activity on the Company's Global Satellite System in anticipation of future satellite launches.

  Pro forma interest expense, net for the nine months ended September 30, 1997 was $63.6 million, an increase of $.8 million or 1% as compared to the same period in 1996. The increase in interest expense, net for the nine-month period was primarily due to a decrease in interest income earned during 1997.

  Pro forma net income for the nine months ended September 30, 1997 was $73.5 million, an increase of $7.1 million or 11% as compared to the same period in 1996. The increase in net income for the nine-month period was due primarily to the increase in EBITDA.

  Financial Condition

  Effective May 16, 1997, the Merger was completed. Pursuant to the Merger, aggregate consideration paid to PanAmSat International shareholders consisted of approximately $1.5 billion in cash and approximately 42.5 million shares of PanAmSat Common Stock. The cash portion was funded by a three year term loan in the amount of $1.725 billion from Hughes Electronics. (Galaxy was owned and operated by HCI which itself is an indirect, wholly-owned subsidiary of Hughes Electronics). In addition to the $1.725 billion loan, at September 30, 1997 the Company also has long-term indebtedness of $1.195 billion (including $73.7 million due to affiliates).

  On November 14, 1997, the Subsidiaries commenced the Tender Offers. At midnight, December 19, 1997, the Tender Offers expired and approximately $171.4 million of 9 3/4% Senior Secured Notes (approximately 98%), $453.2 million of 11 3/8% Senior Subordinated Discount Notes (approximately 99%), and $373.6 million of 12 3/4% Senior Subordinated Notes (approximately 99%), had been tendered and were ultimately purchased by the Subsidiaries.

  On December 24, 1997, the Company borrowed $500 million in the form of Revolving Credit Loans and $100 million in the form of Term Loans. The Subsidiaries used such proceeds to consummate the Tender Offers. The balance of the funds necessary to consummate the Tender Offers was obtained from cash and marketable securities of the Subsidiaries. The Credit Agreement requires that upon the consummation of this Offering, the Term Loans be prepaid and any commitments to make additional Term Loans be terminated in their entirety. The net proceeds to be received by the Company from the sale of the Securities offered hereby will be used to repay all outstanding Bank Loans and for general corporate purposes including working capital. On January 6, 1998, the aggregate amount of Bank Loans outstanding was $725 million. On the closing date of this Offering, the Company expects to have $500 million of Revolving Credit Loans available.

  On January 5, 1998, the Company completed the Early Buy-Out, and in connection therewith paid approximately $96.6 million to the owner-participant. The Early Buy-Out was funded with Term Loans.

  The significant cash outlays for the Company will continue to be primarily capital expenditures related to the construction and launch of satellites and debt service costs. With the launches of PAS-6 on August 8, 1997, PAS-5 on August 27, 1997 and Galaxy VIII-i on December 8, 1997, the Company now has six satellites under various stages of development for which the Company has budgeted capital expenditures. See "The Company--Recent Developments" above for information regarding subsequent events affecting PAS-6. The Company will require approximately $900 million to complete the construction, insurance and launch of PAS-1R, PAS-7, PAS-8, PAS-9, Galaxy X and Galaxy XI. This amount is expected to be funded from cash on hand and cash flow from operations. In addition to funding new satellites, the Company also expects to exercise its early buy-out options.

                         DESCRIPTION OF THE SECURITIES

  The 2003 Notes, the 2005 Notes, the 2008 Notes and the 2028 Debentures offered hereby constitute separate series of securities to be issued pursuant to an Indenture, to be dated as of January 16, 1998, between the Company and The Chase Manhattan Bank, as Trustee. Copies of the proposed Indenture and Registration Rights Agreement (as defined below) are available from PanAmSat by writing to the Investor Relations Department, PanAmSat Corporation, One Pickwick Plaza, Greenwich, Connecticut 06830. The following summary of certain provisions of the Indenture and the Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms and of those terms in the Trust Indenture Act of 1939 made a part thereof.

GENERAL

  The 2003 Notes will be limited to $200 million aggregate principal amount, the 2005 Notes will be limited to $275 million aggregate principal amount, the 2008 Notes will be limited to $150 million aggregate principal amount and the 2028 Debentures will be limited to $125 million aggregate principal amount. The 2003 Notes will bear interest at the rate of 6% per annum, the 2005 Notes will bear interest at the rate of 6 1/8% per annum, the 2008 Notes will bear interest at the rate of 6 3/8% per annum, and the 2028 Debentures will bear interest at the rate of 6 7/8% per annum, in each case, from January 16, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semi-annually on each January 15 and July 15 commencing July 15, 1998, to the persons in whose names the Securities are registered at the close of business on the January 1 or July 1 as the case may be, preceding such January 15 or July 15.

  The 2003 Notes will mature on January 15, 2003, the 2005 Notes will mature on January 15, 2005, the 2008 Notes will mature on January 15, 2008, and the 2028 Debentures will mature on January 15, 2028. The Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

  The Securities will be issued only in fully registered book-entry form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302, 305). The Securities will be represented by Global Securities registered in the name of a nominee of The Depository Trust Company, New York, New York. Except as set forth under "Book-Entry; Delivery and Form" below, Securities will not be issuable in certificated form.

REDEMPTION

  Each series of the Securities will be redeemable as a whole or in part at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 10 basis points in the case of the 2003 Notes, 15 basis points in the case of the 2005 Notes, 20 basis points in the case of the 2008 Notes and 20 basis points in the case of the 2028 Debentures, plus, in each case, accrued interest thereon to the date of redemption. The Securities shall not be subject to any sinking fund.

  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities, as the case may be, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities, as the case may be. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations actually obtained by the Trustee for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

  Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Securities to be redeemed.

  Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

CERTAIN COVENANTS

  Liens. The Indenture provides that the Company will not create, incur, assume or guarantee and will not permit any Restricted Subsidiary (as defined below) to create, incur, assume or guarantee any indebtedness that is secured by a mortgage, security interest, pledge or lien (collectively, "lien") on any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing that the Securities shall be secured by such lien equally and ratably with any and all other indebtedness thereby secured. The foregoing restrictions, however, shall not apply to, among others, indebtedness secured by (i) liens on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture to secure indebtedness incurred for the purpose of financing all or any part of the construction costs of such Principal Property or the improvements thereon or liens on any Principal Property at the time of its acquisition; (ii) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially entirety to the Company or a Restricted Subsidiary; (iii) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (iv) liens to secure indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary but only so long as such indebtedness is held by the Company or a Restricted Subsidiary; (v) liens in favor of the United States of America or any state thereof, or any department agency or political subdivision of the United States of America or any state thereof, to secure partial progress, advance or other payments pursuant to any contract or statute including, without limitation, liens to secure indebtedness represented by pollution control or industrial revenue bonds, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the portion of the property subject to such liens;
(vi) certain liens in favor of a customer in respect of payments for goods produced for or services rendered to such customer; (vii) liens existing at the date of the Indenture; (viii) mechanics' or other similar liens arising in the ordinary course of business; (ix) certain pledges or deposits, liens resulting from litigation or judgments, taxes or other governmental charges or landlord or tenant rights and liens incidental to the conduct of the business or the ownership of the property and assets of the Company or a Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business of the Company, and its Restricted Subsidiaries, taken as a whole; and (x) liens for the sole purpose of extending, renewing or replacing in whole or in part any lien referred to in the foregoing clauses (i) to (ix), inclusive, or in this clause
(x), provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property). (Section 1006).

  For purposes of the "Liens" covenant described herein, the giving of a guarantee which is secured by a lien on a Principal Property (including shares of capital stock or indebtedness) of a Restricted Subsidiary and the creation of a lien on Principal Property (including shares of capital stock or indebtedness) of the Company or of any Restricted Subsidiary to secure indebtedness which existed prior to the creation of such lien will be deemed to involve the creation of indebtedness secured by a lien in an amount equal to, without duplication, the principal amount secured by such lien.

  Sale and Lease-Back Transactions. The Indenture provides that the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (except for (x) leases existing at the date of the Indenture, (y) leases of not more than three years and (z) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been owned and operated by the Company or any Restricted Subsidiary for more than 180 days and has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in anticipation of such leasing (a "Sale and Lease-Back Transaction"), unless either (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a lien on such property without equally and ratably securing the Securities pursuant to the Indenture or (b) the Company shall apply an amount equal to the Attributable Debt (as defined below) of such Sale and Lease-Back Transaction to (i) the acquisition of another Principal Property of equal or greater fair market value, (ii) the retirement of indebtedness for borrowed money, including the Securities, incurred or assumed by the Company or any Restricted Subsidiary (other than indebtedness for borrowed money owed to the Company or any Restricted Subsidiary) or (iii) any combination of the foregoing. Notwithstanding the foregoing, no retirement referred to in clause (ii) of the preceding sentence may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision. (Section 1007).

  Exemption from Limitations. Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may, without equally and ratably securing the Securities, create, incur, assume, or guarantee indebtedness secured by liens and enter into Sale and Lease-Back Transactions which would otherwise be restricted by the foregoing provisions, provided that at such time (and after giving effect to the transactions, to the receipt and application of the net proceeds thereof and to the retirement of any indebtedness which is concurrently being retired out of such proceeds) the sum of the aggregate indebtedness secured by such liens plus the Attributable Debt of all Sale and Lease-Back Transactions shall not exceed 10% of Consolidated Net Tangible Assets (as defined below) as determined in accordance with the most recent published consolidated balance sheet of the Company. (Section
1008).

  Certain Definitions. "Attributable Debt" means, as to any particular lease under which any Person is at the time liable at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, excluding renewals, discounted at a rate per annum equal to the prevailing market interest rate, at the time such lease was entered into, on United States Treasury obligations having a maturity substantially the same as the average term of such lease, plus 3%. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

  "Consolidated Net Tangible Assets" means the total assets shown on the most recent audited annual consolidated balance sheet of the Company and its consolidated subsidiaries, after deducting the amount of all current liabilities and intangible assets.

  "Principal Property" means any satellite or satellite systems equipment, whether under development or in operation, manufacturing, development, testing or research facility or warehouse (including, without limitation, land, fixtures and equipment) owned or leased by the Company or any Restricted Subsidiary (including any of the foregoing owned or leased after the date of the Indenture), but not including (a) any property which in the good faith determination of the Board of Directors of the Company is not of material importance to the total business conducted by the Company as an entirety or
(b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

  "Restricted Subsidiary" means a subsidiary of the Company which owns a Principal Property.

RESTRICTION UPON MERGER AND SALE OF ASSETS

  The Indenture provides that no merger of the Company with or sale of the Company's property substantially as an entirety to any other corporation shall be made if, as a result, properties or assets of the Company would become subject to a mortgage or lien which would not be permitted by the Indenture, unless the Securities shall be equally and ratably secured with such obligations. Any successor entity must be a corporation organized in the United States, shall expressly assume the due and punctual payment of the principal (and premium, if any) and interest on the Securities and, immediately after giving effect to a merger or consolidation, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. (Section
801).

MODIFICATION OF THE INDENTURE

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of each series of outstanding Securities affected by such modification or amendment; but no such modification or amendment may, without the consent of the holder of each outstanding Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest on, any Security, (b) reduce the principal amount of or interest on, any Security, (c) change the place or currency of payment of principal of or interest on any Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security,
(e) reduce the percentage in principal amount of outstanding Securities, the consent of whose holders is required for modification or amendment of the Indenture, (f) reduce the percentage in principal amount of outstanding Securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (g) modify such provisions with respect to modification and waiver. (Section 902).

  The holders of at least a majority in principal amount of the outstanding Securities may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1012). The holders of a majority in principal amount of the outstanding Securities may waive any past default under the Indenture, except a default in the payment of principal or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding Security affected. (Section 513).

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to each series of Securities issued thereunder: (a) failure to pay principal of or any premium on such series when due, and (b) failure to pay interest on such series when due, continued for 30 days.

  The following are Events of Default under the Indenture with respect to each series of Securities or all Securities (acting as one class): (a) failure to perform or breach of any other covenant of the Company in the Indenture continued for 90 days after written notice by the Trustee or holders of at least 25% of the principal amount of such outstanding Securities as provided in the Indenture; (b) certain events of bankruptcy, insolvency or reorganization of the Company; and (c) a default under any other indenture or instrument evidencing or under which the Company has outstanding any indebtedness for borrowed money in a principal amount of $25 million or more in the aggregate, as a result of which such indebtedness shall have been accelerated without such indebtedness having been discharged or such acceleration having been annulled within 15 days after written notice thereof shall first have been received by the Company from the Trustee or by such Trustee and the Company from the holders of at least 25% in aggregate principal amount of such outstanding Securities, provided that if such default shall be cured or waived pursuant to such other indenture or instrument, it shall cease to be an Event of Default under the Indenture and any acceleration of such Securities shall be automatically rescinded and annulled without action by the Trustee or the holders of such Securities. (Section 501).

  If an Event of Default with respect to the Securities of any series (or of all series, as the case may be) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of such outstanding Securities may declare the principal amount of such Securities to be due and payable immediately. At any time after a declaration of acceleration with respect to the Securities of any series (or of all series, as the case may be) has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of such outstanding Securities may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made, or deposited with the Trustee and all other Events of Default with respect to such Securities have been cured or waived. (Section 502).

  The Indenture requires the Company to file annually with the Trustee a written statement signed by two officers of the Company as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the holders of any default (except in payment of principal or premium, if any, or interest) if it considers it in the interest of the holders to do so. (Sections 602, 1010).

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of holders unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the holders of a majority in principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512, 603).

DEFEASANCE AND DISCHARGE

  The terms of each series of Securities provide the Company with the option to be discharged from any and all obligations to holders of such series of Securities (except for certain obligations to register the transfer or exchange of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations (as defined), or both, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on the stated maturity of such payments in accordance with the terms of the Indenture and such Securities. Such option may be exercised only if the Company has received from, or there has been published by, the United States Internal Revenue Service (the "IRS") a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to such holders. (Section 403).

DEFEASANCE OF CERTAIN COVENANTS

  The terms of each series of Securities provide the Company with the option to omit to comply with the covenants described under the headings "Liens" and "Sale and Lease-Back Transactions" above. The

Company, in order to exercise such option, will be required to deposit with the Trustee money or U.S. Government Obligations, or both, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) on the Stated Maturity (as defined) of such payments in accordance with the terms of the Indenture and such Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes. (Section
1009).

BOOK-ENTRY; DELIVERY AND FORM

  Each series of Securities will be issued in fully-registered form.

  Securities held by "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), will be evidenced by 144A Global Securities, which will be deposited on behalf of DTC and registered in the name of Cede & Co. ("Cede"), as DTC's nominee.

  Securities held by persons who acquired such Securities in compliance with Regulation S under the Securities Act (a "Non-U.S. Person") will, subject to certain exceptions, be evidenced by Regulation S Global Securities, which will be deposited with a custodian for DTC and registered in the name of Cede, as DTC's nominee, for the accounts of Euroclear and Cedel Bank. Beneficial interests in the Regulation S Global Securities may only be held through Euroclear or Cedel Bank, and any resale or transfer of such interests to U.S. persons shall only be permitted as described under "Transfer Restrictions" herein. The 144A Global Securities and the Regulation S Global Securities are hereinafter sometimes referred to individually as a "Global Security" and collectively as the "Global Securities." Except as set forth below, the record ownership of the Global Security may be transferred, in whole or in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee. In the event Securities of any series sold in offshore transactions in reliance on Regulation S are not evidenced by a Regulation S Global Security, physical delivery of the certificates representing such Securities will be made.

  QIBs may hold their interests in any of the 144A Global Securities directly through DTC, or indirectly through organizations which are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Non-U.S. Persons may hold their interests in the relevant Regulation S Global Security directly through Cedel Bank or Euroclear, or indirectly through organizations that are participants in Cedel Bank or Euroclear ("Cedel Participants" and "Euroclear Participants," respectively). Cedel Bank and Euroclear will hold interests in the relevant Regulation S Global Securities on behalf of their participants through DTC. Transfers between Cedel Participants and between Euroclear Participants will be effected in the ordinary way in accordance with the respective rules and operating procedures of Cedel Bank and Euroclear.

  Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Cedel Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Cedel Bank, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel Bank, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Cedel Bank, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving beneficial interests in the relevant Global Security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the depositories for Cedel Bank or Euroclear.

  Because of time zone differences, the securities account of a Euroclear or Cedel Participant purchasing a beneficial interest in a Global Security from a Participant will be credited during the securities settlement processing day immediately following the DTC settlement date and such credit of any transactions in beneficial interests in such Global Security settled during such processing will be reported to the relevant Euroclear or Cedel Participant on such business day. Cash received in Euroclear or Cedel Bank as a result of sales of beneficial interests in a Global Security by or through a Euroclear or Cedel Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel Bank cash account only as of the business day following settlement in DTC.

  QIBs and Non-U.S. Persons who are not Participants may beneficially own interests in a Global Security held by DTC only through Participants, including Euroclear and Cedel Bank, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the DTC system ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of any Global Security, Cede for all purposes will be considered the sole holder of such Global Security. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holder thereof.

  Each of the Company and the Trustee (or any registrar or paying agent) will not have any responsibility for the performance by DTC, Euroclear or Cedel Bank or any of the Participants, Indirect Participants, Cedel Participants or Euroclear Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Securities only at the direction of one or more Participants whose accounts are credited with DTC interests in a Global Security.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among Participants in deposited securities through electronic book-entry charges to accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. The rules applicable to DTC and its Participants are on file with the SEC.

  Purchases of Securities under the DTC system must be made by or through Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security (a "Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

  The deposit of Securities with a custodian for DTC and their registration in the name of Cede effect no change in beneficial ownership. Each of the Company and DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in any Global Security.

  Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

  Principal and interest payments on the Securities will be made to DTC by wire transfer of immediately available funds. DTC's practice is to credit Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Participants and Indirect Participants. Neither the Company, the Trustee nor any Initial Purchaser will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  DTC may discontinue providing its services as securities depositary with respect to the Securities at any time by giving reasonable notice to the Company. In the event that DTC notifies the Company that it is unwilling or unable to continue as depositary for any Global Security or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of DTC's ceasing to be so registered, as the case may be, certificates for the relevant Securities will be printed and delivered in exchange for interests in such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for relevant Securities registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the Securities will be printed and delivered.

  Certificated Securities. Securities sold to investors that are neither QIBs nor Non-U.S. Persons will be issued in definitive registered form and may not be represented by a Global Security. In addition, in the event that Securities sold in offshore transactions in reliance on Regulation S are not evidenced by Regulation S Global Securities, such Securities shall be issued in definitive registered form. QIBs and Non-U.S. Persons may request that any certificated Securities they hold in definitive registered form be exchanged for interests in the applicable Global Security. Certificated Securities will be issued in exchange for interests in the relevant Global Security under the limited circumstances described above.

  Restrictions on Transfer; Legends. The Securities will be subject to certain transfer restrictions as described herein under "Transfer Restrictions," and certificates evidencing the Securities will bear a legend to such effect.

  The information in this section concerning DTC, Cedel Bank, Euroclear and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company does not take responsibility for the accuracy thereof.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Securities will be made by the Initial Purchasers in immediately available funds. So long as DTC continues to make its Same-Day Funds Settlement System available to the Company, all payments of principal of and interest on the Securities will be made by the Company in immediately available funds.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

  Pursuant to a Registration Rights Agreement among the Company and the Initial Purchasers (the "Registration Rights Agreement"), it is contemplated that the Company will file with the SEC and use its reasonable best efforts to cause to become effective a registration statement (the "Exchange Offer Registration Statement") with respect to issues of Securities identical in all material respects to the Securities (the "New Securities") and, upon becoming effective, to offer the holders of the Securities the opportunity to exchange their Securities for the New Securities (the "Exchange Offer"). Under existing SEC interpretations set forth in several no-action letters to third parties, the New Securities would in general be freely transferable (other than by holders who are broker-dealers or by an affiliate of the Company) after the Exchange Offer without further registration under the Securities Act. In the event that due to a change in current interpretations by the SEC, the Company is not permitted to effect such Exchange Offer, it is contemplated that the Company will instead file a registration statement covering resale by the holders of Securities (a "Shelf Registration Statement") and will use its reasonable best efforts to cause such Shelf Registration Statement to become effective and to keep such Shelf Registration Statement effective until the earlier to occur of (x) two years from the date on which the Company delivers the Securities to the Initial Purchasers (the "Closing Date") and (y) the time when all Securities registered thereunder have been sold. The Company shall, in the event a Shelf Registration Statement is filed, provide to each holder of the Securities copies of the prospectus and notify each such holder when the Shelf Registration Statement has become effective. A holder that sells Securities pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales. The New Securities will be issued (i) under the Indenture or (ii) under an indenture substantially similar to the Indenture, which, in either event, will provide that the New Securities will not be subject to the transfer restrictions described under "Transfer Restrictions."

  Under the Registration Rights Agreement, the Company has agreed to use its reasonable best efforts to: (i) file the Exchange Offer Registration Statement or a Shelf Registration Statement with the SEC, (ii) have such Exchange Offer Registration Statement or Shelf Registration Statement declared effective by the SEC within 180 days after the Closing Date and (iii) commence the Exchange Offer and issue the New Securities in exchange for all Securities validly tendered in accordance with the terms of the Exchange Offer prior to the close of the Exchange Offer, or, in the alternative, cause such Shelf Registration Statement to remain effective until the earlier to occur of (x) two years from the Closing Date and (y) the time when all Securities registered thereunder have been sold. Although the Company intends to file the registration statement described above, there can be no assurance that such registration statement will be filed or, if filed, that it will become effective.

  If the Company fails to comply with the above provisions (a "Registration Default"), additional interest ("Additional Interest") shall be assessed as follows:

    (i) If the Exchange Offer Registration Statement or Shelf Registration Statement is not filed 150 days following the Closing Date, then commencing on the 151st day after the Closing Date, Additional Interest shall be accrued on the Securities over and above the accrued interest at a rate of .25% per annum; or

    (ii) If an Exchange Offer Registration Statement or Shelf Registration Statement is filed pursuant to (i) above and is not declared effective within 180 days following the Closing Date, then commencing on the 181st day after the Closing Date, Additional Interest shall be accrued on the Securities over and above the accrued interest at a rate of .25% per annum; or

    (iii) If either (A) the Company has not exchanged New Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 35 days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, the Shelf Registration Statement has been declared effective but, subject to certain exceptions, such Shelf Registration Statement ceases to be effective at any time prior to the earlier to occur of (x) two years from the Closing Date and (y) the time when all Securities registered thereunder have been sold, then Additional Interest shall be accrued on the Securities over and above the accrued interest at a rate of .25% per annum immediately following the

  (X) 36th day after such effective date, in the case of (A) above, or (Y) the day such Registration Statement ceases to be effective in the case of
  (B) above;

provided, however, that the Additional Interest rate on the Securities may not exceed .25% per annum; and, provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of New Securities for all Securities tendered or upon the effectiveness of the Shelf Registration which, subject to certain exceptions, had ceased to remain effective prior to the earlier to occur of
(x) two years from the Closing Date and (y) the time when all Securities thereunder have been sold (in the case of (iii) above), Additional Interest on the Securities as a result of such clause (i), (ii) or (iii) shall cease to accrue.

  Any amounts of Additional Interest due pursuant to clauses (i), (ii) or
(iii) above will be payable in cash, on the same original payment dates of the Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Securities, multiplied by a fraction, the numerator of which is the number of days such Additional interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

  If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer provided that it has accepted all Securities theretofore validly tendered in accordance with the terms of the Exchange Offer. Securities not tendered in the Exchange Offer shall bear interest at the same rates as in effect at the time of issuance of the Securities.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Securities is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Securities held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Securities as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. The following summary also assumes that the "issue price" of the Securities, as determined for United States federal income tax purposes, equals the principal amount thereof. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Securities should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Securities arising under the laws of any other taxing jurisdiction.

  As used herein, the term "U.S. Holder" means a beneficial owner of a Security that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust which is subject to primary supervision by a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Security that is not a U.S. Holder.

U.S. HOLDERS

  Payments of Interest. It is anticipated that the Securities will be sold for an amount such that they will not be considered to bear original issue discount. As a result, payments of interest on a Security generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting.

  Market Discount. If a U.S. Holder purchases a Securities after its original issuance for an amount that is less than its principal amount, such U.S. Holder will be treated as having purchased such Security at a "market discount," unless such market discount is less than .25% of the stated redemption price at maturity multiplied by the number of complete years to maturity (after the U.S. Holder acquired the Security).

  Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a Security as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or
(ii) the market discount which has not previously been included in income and is treated as having accrued on such Security at the time of such payment or disposition. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Security, unless the U.S. Holder irrevocably elects to accrue market discount on the basis of a constant interest rate compounded semiannually.

  A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Security with market discount until the maturity of the Security or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Security and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. An election to include market discount in income currently applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Persons considering making this election should consult their tax advisor.

  Premium. If a U.S. Holder purchases a Security for an amount that is greater than the principal amount of the Security, such U.S. Holder will be considered to have purchased the Security with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Security and may offset interest otherwise required to be included in respect of the Security during any taxable year by the amortized amount of such excess for the taxable year. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Persons considering making this election should consult their tax advisor.

  Disposition of a Security. Except as discussed above, upon the sale, exchange or retirement of a Security, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Security. A U.S. Holder's adjusted tax basis in a Security generally will equal such U.S. Holder's initial investment in the Security increased by any accrued market discount that the U.S. Holder has included in income and decreased by the amount of any amortizable bond premium taken with respect to such Security. If a Security is redeemed, in whole or in part, prior to maturity at a redemption price greater than its principal amount (in addition to accrued interest), such excess will be treated as part of the amount realized on the redemption (rather than as interest). Such gain or loss generally will be capital gain or loss. Capital gain realized by an individual U.S. Holder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year but less than 18 months and to a maximum tax rate of 20% in respect of property held in excess of 18 months.

  If Additional Interest is paid upon a Registration Default (as such terms are defined in "Exchange Offer; Registration Rights"), although not free from doubt, such payment should be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with such holder's regular method of accounting. A U.S. Holder will not recognize any gain or loss on the exchange of Securities for New Securities pursuant to the exchange offer.

NON-U.S. HOLDERS

  A non-U.S. Holder will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Security, provided that interest on a Security is not effectively connected with the conduct of a trade or business by the non-U.S. Holder, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company or a controlled foreign corporation related to the Company. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Security under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution.

  Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable (such as a non-U.S. Holder who is a nonresident alien individual holding the Security as a capital asset and is present in the United States for 183 or more days in the taxable year), and a non-U.S. Holder should consult its tax advisor in this regard.

  Interest paid to a non-U.S. Holder of the Securities that is effectively connected with a United States trade or business conducted by such non-U.S. Holder is taxed at the graduated rates applicable to U.S. Holders, and is not subject to withholding tax if the non-U.S. Holder gives an appropriate statement to the Company or its paying agent in advance of the interest payment. In addition to the graduated tax, effectively connected interest received by a non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). If capital gain derived from sale, retirement or disposition of a Security is effectively connected with a United States trade or business conducted by a non-U.S. Holder, the holder will be taxed on the net gain under the graduated United States federal income tax rates that are applicable to U.S. Holders (and, with respect to corporate non-U.S. Holders, may also be subject to the branch profits tax described above).

  The Securities will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Securities would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING; INFORMATION REPORTING

  Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

  In addition, upon the sale of a Security to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

  Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                               PRIVATE PLACEMENT

  Under the terms and subject to the conditions contained in the Purchase Agreement dated January 13, 1998, the Initial Purchasers have severally agreed to purchase from the Company, and the Company has agreed to sell to them, severally, all of the Securities offered hereby.

  The Purchase Agreement provides that the obligation of the Initial Purchasers to pay for and accept delivery of the Securities is subject to, among other conditions, the delivery of certain legal opinions by its counsel.

  In the Purchase Agreement, subject to the conditions thereof, the Initial Purchasers have agreed to purchase the Securities at a discount from the price indicated on the cover page hereof and to resell such securities to purchasers as described herein under "Transfer Restrictions." The Securities will initially be offered at the price indicated on the cover page hereof. After the initial offering of the Securities, the offering price and other selling terms may from time to time be varied by the Initial Purchasers.

  The Purchase Agreement provides that the Company will indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, and will contribute to payments the Initial Purchasers may be required to make in respect thereof.

  The Company does not intend to apply to list the Securities on any securities exchange, but has been advised by the Initial Purchasers that they presently intend to make a market in the Securities as permitted by applicable laws and regulations. The Initial Purchasers are not obligated, however, to make a market in the Securities and any such market making may be discontinued at any time without prior notice at the sole discretion of the Initial Purchasers. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Securities.

  The Initial Purchasers and their respective affiliates provide various investment banking and commercial banking services to the Company. Citibank, N.A. (an affiliate of Citicorp Securities, Inc.), The Bank of America National Trust and Savings Association (an affiliate of BancAmerica Robertson Stephens) and Morgan Guaranty Trust Company of New York (an affiliate of J.P. Morgan Securities Inc.) are acting as lenders to the Company under the Credit Agreement. In addition, Citicorp USA, Inc. (an affiliate of Citicorp Securities, Inc.) is acting as Administrative Agent under the Credit Agreement. The net proceeds to be received by the Company from the sale of the Securities offered hereby will be used to repay all outstanding Bank Loans and for general corporate purposes including working capital.

  In order to facilitate the offering of the Securities, the Initial Purchasers may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the Initial Purchasers may overallot in connection with the offering, creating a short position in the Securities for their own account. In addition, to cover overallotments or to stabilize the price of the Securities, the Initial Purchasers may bid for, and purchase, the Securities in the open market. Finally, the offering syndicate may reclaim selling concessions allowed to an Initial Purchaser or a dealer for distributing the Securities in the offering, if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The Initial Purchasers are not required to engage in these activities, and may end any of these activities at any time.

                             TRANSFER RESTRICTIONS

  The Securities have not been registered under the Securities Act and they may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Securities are being offered and sold only (i) to "qualified institutional buyers" (as defined in Rule 144A ("QIBs")) in compliance with Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501 (a) (1),(2),(3) or (7) under the Securities Act ("Institutional Accredited Investors")) that, prior to their purchase of any Securities, deliver to the Initial Purchasers a letter containing certain representations and agreements substantially in the form of Exhibit A to this Offering Memorandum and (iii) outside the United States to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act ("Regulation S")). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S.

  Each purchaser of Securities will be deemed to have represented and agreed as follows:

    1. It is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (a) a QIB and is aware that the sale to it is being made in reliance on Rule 144A, (b) an Institutional Accredited Investor, or
  (c) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary as referred to above).

    2. It acknowledges that the Securities have not been registered under the Securities Act and that none of the Securities may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below.

    3. It shall not resell or otherwise transfer any of such Securities within two years after the original issuance of the Securities except (a) to the Company or any of its subsidiaries, (b) inside the United States to a QIB in compliance with Rule 144A, (c) inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee), (d) outside the United States to foreign purchasers in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (f) pursuant to an effective registration statement under the Securities Act.

    4. It agrees that it will give to each person to whom it transfers the Securities notice of any restrictions on transfer of such Securities.

    5. It understands that all of the Securities will bear a legend substantially to the following effect unless otherwise agreed by the Company, the Trustee and the holder thereof:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)
    (1),(2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED

    LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

    6. It shall not sell or otherwise transfer Securities to, and each purchaser represents and covenants that it is not acquiring the Securities for or on behalf of, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or plan (as defined in Section 4975 of the Code) (collectively, a "Plan") or any entity whose assets consist of assets of a Plan by reason of Department of Labor Regulation 2510.3-101 or otherwise (a "Plan Entity"), except that such a purchase for or on behalf of a Plan Entity shall be permitted:

      (i) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which, at any time while the Securities are held by the purchaser, no Plan (together with any other Plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and all the other conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

      (ii) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Securities are held by the purchaser, no Plan (together with any other Plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and all the other conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

      (iii) to the extent such purchase is made on behalf of a Plan by (a) an investment adviser registered under the Investment Advisers Act of 1940, as amended, that had as of the last day of its most recent fiscal year total client assets under its management and control in excess of $50,000,000 and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, (b) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940, as amended, that has the power to manage, acquire or dispose of assets of a Plan, with equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year, (c) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a Plan, which insurance company has, as of the last day of its most recent fiscal year, net worth in excess of $1,000,000 and which is subject to supervision and examination by a state authority having supervision over insurance companies, or (d) a savings and loan association, the accounts of which are insured by the Federal Deposit Insurance Corporation, that has made application for and been granted trust powers to manage, acquire or dispose of assets of a Plan by a State or Federal authority having supervision over savings and loan associations, which savings and loan association has, as of the last day of its most recent fiscal year, equity capital or net worth in excess of $1,000,000 and, in any case, such investment adviser, bank, insurance company or savings and loan is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, with respect to such Plan, and the assets of such Plan managed by such investment advisor, bank, insurance company or savings and loan, when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof as defined in such exemption) or employee organization and managed by such investment adviser, bank, insurance company or savings and loan do not represent more than 20% of the total client assets managed by such investment adviser, bank, insurance company or savings and loan and the conditions of Part I of such exemption are otherwise satisfied;

      (iv) to the extent such Plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or Section 4975 of the Code;

      (v) to the extent that such purchase is made by or on behalf of an insurance company general account and the purchase of the Securities is exempt under the provisions of the Prohibited Transaction Class Exemption 95-60, published by the Department of Labor in the Federal Register on July 12, 1995 (60 FR 35925); or

      (vi) to the extent such purchase is made on behalf of a Plan by an in-house asset manager and the conditions of Part I of Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor are satisfied.

    7. It acknowledges that the Trustee will not be required to accept for registration of transfer any Securities acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with.

    8. It acknowledges that the Company, the Trustee, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Securities are no longer accurate, it shall promptly notify the Company, the Trustee and the Initial Purchasers. If it is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Securities offered hereby will be passed upon for the Company by Chadbourne & Parke LLP, New York, New York. The validity of the Securities will be passed upon for the Initial Purchasers by Latham & Watkins, New York, New York.

                            INDEPENDENT ACCOUNTANTS

  The consolidated financial statements of PanAmSat International incorporated by reference in this Offering Memorandum have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report incorporated herein by reference.

  The financial statements of Galaxy incorporated by reference in this Offering Memorandum have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference.

                                                                      EXHIBIT A

                          ACCREDITED INVESTOR LETTER

                                                                         , 1998

Morgan Stanley & Co. Incorporated Donaldson, Lufkin & Jenrette Securities Corporation Salomon Brothers Inc Citicorp Securities, Inc. BancAmerica Robertson Stephens J.P. Morgan Securities Inc. c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York 10036

  As Initial Purchasers in connection with the Offering Memorandum referred to below

PanAmSat Corporation
One Pickwick Plaza
Greenwich, Connecticut 06830

Ladies and Gentlemen:

  In connection with our proposed purchase of the securities described below (the "Securities") of PanAmSat Corporation (the "Company"), we confirm that:

    1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated January 13, 1998, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum, including the restrictions on duplication and circulation of such Offering Memorandum.

    2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of January 16, 1998 (the "Indenture") relating to the Securities and that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth under "Transfer Restrictions" and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

    3. We understand that the offer and sale of the Securities have not been registered under the Securities Act and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities prior to the resale restriction date, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with applicable state securities laws and securities laws of any other applicable jurisdictions. We further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

    4. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Company and the Trustee such certifications, legal opinions and other information as the Company and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

    5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

    6. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

  You, the Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          By: _________________________________
                                             Title:
                                             Name:

Securities To Be Purchased:

$    principal amount of    Notes

$    principal amount of 2028 Debentures

                              PanAmSat Corporation